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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
The Dow Chemical Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 8, 2003 AT 2:00 P.M. EDT

March 27, 2003

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company on Thursday, May 8, 2003, at 2 p.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. A map is printed on your admittance ticket. At the Meeting, stockholders will vote upon the following matters either by proxy or in person:

  •
  Election of five Directors.

  •
  Ratification of the appointment of the independent auditors for 2003.

  •
  Authorization of the 2003-2013 Employees' Stock Purchase Plan.

  •
  Authorization of the 2003 Non-Employee Directors' Stock Incentive Plan.

  •
  One proposal submitted by a stockholder.

  •
  Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mail. Your Board of Directors has set the close of business on March 10, 2003, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, from 8:30 a.m. to 5 p.m., at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

Tickets of admission or proof of stock ownership are necessary for the Meeting. Tickets are included with your proxy material. Stockholders of record, in the Dividend Reinvestment Program and in employee savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in nominee name or beneficially (in "street name") need only bring their ticket of admission. Street name holders without tickets will need proof of ownership for admission to the Annual Meeting, such as a March 2003 brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free number in the U.S. and Canada) or 989-636-1792.

Since seating is limited, the Board has established the rule that only stockholders may attend or up to three people holding proxies for any one stockholder or account (in addition to those named as Board proxies on the printed proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.dow.com.

Your Board of Directors continues to adhere to high standards of integrity and sound corporate governance. For example, Director Harold T. Shapiro was recently elected Presiding Director to, among other responsibilities, lead the regular executive sessions of the Board. Reports to Dow stockholders from the independent Audit and Compensation Committees are enclosed. A recently adopted stockholder rights (also known as poison pill) policy is included on page 29. And, you will find additional information on corporate governance practices and the Company on www.dowgovernance.com.

Thank you for your continued support of and interest in The Dow Chemical Company.

/s/ Tina S. Van Dam
Tina S. Van Dam
Secretary of the Company

2003 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

Notice of the Annual Meeting	1
Voting Procedures
Confidential Voting	4
Dividend Reinvestment Program Shares and Employees' Savings Plan Shares	4
The Board of Directors	5
Presiding Director	5
Board Committees	5
Agenda Item 1: Candidates for Election as Director	7
Continuing Directors	8
Agenda Item 2: Ratification of the Appointment of the Independent Auditors	11
Fees Paid to the Independent Auditors	11
Audit Committee Report	12
Agenda Item 3: Authorization of 2003-2013 Employees' Stock Purchase Plan	12
Agenda Item 4: Authorization of the 2003 Non-Employee Directors' Stock Incentive Plan	14
Agenda Item 5: Stockholder Proposal on Persistent Bioaccumulative Toxins	15
Financial Information
Compensation of Directors	18
Compensation Tables	19
Equity Compensation Plan Information	22
Pension Plans	23
Stockholder Return	24
Section 16(a) Beneficial Ownership Reporting Compliance	24
Beneficial Ownership of Company Stock	25
Compensation Committee Report	26
Other Governance Matters	28
Appendices
A. Audit Committee Charter	30
B. 2003-2013 Employees' Stock Purchase Plan	33
C. 2003 Non-Employee Directors' Stock Incentive Plan	40
This Proxy Statement is issued in connection with the 2003 Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 8, 2003.

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information that includes data on your Board of Directors, the candidates for election to the Board and the current Directors, and five matters to be voted upon at the Annual Meeting of Stockholders or any adjournment of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company's corporate governance practices.

Vote Your Shares in Advance

The enclosed voting form will help you cast your vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received by the independent Inspector of Election prior to May 8, 2003, the date of the Annual Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by the Board of Directors.

You may revoke your voting proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy at a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company's defined contribution plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees' Savings Plan Shares

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP, will appear together on a single voting form. EquiServe Trust Company, N.A., the DRP administrator, will vote all shares of stock held in your DRP account as directed by you only if you return your proxy form. If no specific instruction is given on an executed proxy form, the DRP administrator will vote as recommended by the Board of Directors.

Participants in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the Dow AgroSciences Employee Savings Plan and the DH Compounding Savings and Retirement Plan (the "Plan" or "Plans"), will receive a separate confidential voting instruction and form, in addition to voting forms for any shares held in registered and street name. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of the Plans.

Dow Shares Outstanding

At the close of business on the record date, March 10, 2003, there were 915,133,602 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of preferred stock outstanding.

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not the stockholders are able to attend the Annual Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. They will not be specially compensated for their services in this regard.

Dow has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $17,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

4 2003 DOW PROXY STATEMENT

THE BOARD OF DIRECTORS

The ultimate authority to manage the business of The Dow Chemical Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company's officers, assigns to them responsibilities for management of the Company's operations, and reviews their performance.

The Company is required to report whether any Director attended fewer than 75 percent of the sum of the total number of Board meetings and the total number of Board committee meetings that each such respective Director was eligible to attend during the past year. There were nine Board meetings in 2002 and forty formal Board Committee meetings as described below. All of the Dow Directors exceeded the attendance threshold, seven had 100 percent attendance at all Board and Board committee meetings they were eligible to attend. All but three of the Directors attended every Board meeting and all of the Directors then serving attended the last Annual Meeting of Stockholders. In the past year, two Directors left the Board: Allan D. Gilmour, a Director since 1995, and Michael D. Parker, a Director since 1995. One former Director rejoined the Board, Keith R. McKennon.

Presiding Director

At its meeting in February 2003, the independent Directors on the Board, who comprise a majority of the members, unanimously elected Harold T. Shapiro to the newly-created position of independent Presiding Director. Among other responsibilities, the Presiding Director has been asked to lead executive sessions of the Board. He will also work with the Chairman to set the Board agenda and determine the appropriate materials to be provided to the Directors. Dr. Shapiro's address is 2030 Dow Center, Office 210, Midland, Michigan 48674, and his telephone number is 989-636-0809.

Board Committees

Board committees perform many important functions. The responsibilities of each committee are stated in the Bylaws and in their respective committee charters. The Board, upon the recommendation of the Committee on Directors and Governance, elects members to each committee and has the authority to change committee memberships and the responsibilities of any committee. A brief description of the current standing Board committees follows, with memberships listed as of March 10, 2003, the record date for the Annual Meeting.

Committee and Function	Chairman and Members		Meetings in 2002

Audit Committee	B. H. Franklin, Chairman		6
Monitors the integrity of the financial statements of the Company and the qualifications, independence and performance of the independent auditors. Additionally, has oversight responsibility for the performance of the Company's internal audit function and compliance with legal and regulatory requirements.	J. C. Danforth J. M. Ringler	H. T. Shapiro P. G. Stern

Committee on Directors and Governance	W. D. Davis, Chairman		4
Responsible for the selection, qualification and compensation of Board members and candidates. Acts as a nominating committee for Director candidates and Board committee membership. Assists the Board with oversight of other corporate governance matters.	J. K. Barton H. T. Shapiro	P. G. Stern

(continued on next page)

2003 DOW PROXY STATEMENT 5

Committee and Function	Chairman and Members		Meetings in 2002

Compensation Committee	H. T. Shapiro, Chairman		5
Discharges the Board's responsibilities relating to total compensation of the Company's Chief Executive Officer and other Senior Executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and all applicable rules and regulations.	J. K. Barton J. M. Cook W. D. Davis	B. H. Franklin P. G. Stern

Environment, Health and Safety Committee	A. J. Carbone, Chairman		3
Assesses the Company's environment, health and safety policies and performance.	A. A. Allemang J. K. Barton	P. G. Stern

Executive Committee	W. S. Stavropoulos, Chairman		13
Exercises the powers of the Board in the management and direction of the business and affairs of the Company between meetings of the full Board of Directors.	A. A. Allemang	J. P. Reinhard

Finance Committee	J. P. Reinhard, Chairman		6
Oversees the Company's financial activities. Has authority and oversight responsibility to establish investment policy for the Dow employees' pension plans.	A. J. Carbone J. M. Cook	W. S. Stavropoulos

Public Interest Committee	J. C. Danforth, Chairman		3
Oversees matters impacting corporate social responsibility and the Company's public reputation. The committee's focus includes philanthropic contributions, community programs, diversity and inclusion, public policy management, international codes of business conduct, and corporate reputation management.	J. M. Cook W. D. Davis B. H. Franklin K. R. McKennon	J. P. Reinhard J. M. Ringler H. T. Shapiro W. S. Stavropoulos

Board of Directors' Classes

The Dow Board of Directors is divided into three classes. Each class, described in the chart below, serves a term of three years. The terms of the Directors in each class expire at the Annual Meeting of Stockholders in the year on the chart.

Class I – 2003	Class II – 2004	Class III – 2005
J. Michael Cook Willie D. Davis Keith R. McKennon* J. Pedro Reinhard Paul G. Stern	Arnold A. Allemang John C. Danforth James M. Ringler William S. Stavropoulos	Jacqueline K. Barton Anthony J. Carbone Barbara Hackman Franklin Harold T. Shapiro
*
Elected by the Board on February 13, 2003, to serve until the next Annual Meeting of Stockholders.

6 2003 DOW PROXY STATEMENT

Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Committee on Directors and Governance, the Board of Directors has nominated J. Michael Cook, Willie D. Davis, Keith R. McKennon, J. Pedro Reinhard and Paul G. Stern for election as Directors in Class I, to serve three-year terms to expire at the Annual Meeting in the year 2006, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. All nominees except Mr. McKennon were elected Directors by the Company's stockholders in 2000 for a three-year term of office. Information in their biographies is current as of March 17, 2003.

The Board of Directors recommends a vote FOR the election of all of these nominees as Directors.

The election of Directors requires a plurality of the votes actually cast. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting, making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

J. Michael Cook, 60. Retired Chairman/CEO of Deloitte & Touche LLP. Director since 2000.

Chairman and CEO of Deloitte & Touche 1989-99 and Chairman and CEO of Deloitte, Haskins & Sells 1986-89. Director of Comcast Corporation, HCA, Rockwell Automation, International Flavors & Fragrances, and The Fidelity Group of Mutual Funds. 62nd member of the Accounting Hall of Fame 1999 and Distinguished Alumnus of University of Florida. Catalyst Award and United Way Spirit of America Award to Deloitte & Touche under Mr. Cook's leadership. Columbia Business School Botwinick Prize in Business Ethics, Yeshiva University's Distinguished Leadership Award, Monmouth College's Distinguished Business Leader, CEO Recognition Award from Women in Technology International, Working Mother Magazine's Family Champion of the Year Award, Director's Alert 2002 Outstanding Director in Corporate America, and the John J. McCloy Award of the Public Oversight Board for contributions to excellence in auditing. Columbia University, School of Business Board of Overseers. Chairman, Accountability Advisory Group to the Comptroller General of the United States.

Willie D. Davis, 68. President and Chief Executive Officer of All Pro Broadcasting, Inc. Director since 1988.

President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, 1976 to date. Director of Wisconsin Energy Inc.; Sara Lee Corporation; Alliance Bank; MGM/Mirage Inc.; MGM, Inc.; Kmart Corporation; Johnson Controls Inc.; Checker's Drive-In Restaurants Inc.; the Strong Funds; Bassett Furniture Industries Inc.; and Manpower, Inc. Trustee of the University of Chicago and Marquette University. Member of the Grambling College Foundation and the Ewing Marion Kauffman Center for Entrepreneurial Leadership Development Committee.

Keith R. McKennon, 69. Former Chairman and CEO of PacifiCorp. Director 1983-1992 and February 2003 to date.

PacifiCorp, Chairman 1996-98, Chairman and CEO 1998-99. Scottish Power PLC, Vice-Chairman 1999-2001. Tektronix, Inc., Director 1992-97. Dow Corning Corporation,* Chairman and CEO 1992-94. The Dow Chemical Company, Director 1983-92; Executive Vice President 1987-92; Vice President of Technology 1990-92; President, Dow USA 1987-90; Director of Research and Development 1985-87. Member of the President's Board of Advisors at Oregon State University, the OSU Foundation, and the College of Science Board of Visitors. Former Chair of the National Legal Center for the Public Interest. Chemical Industry Society's Gold Medal recipient 1994.

2003 DOW PROXY STATEMENT 7

J. Pedro Reinhard, 57. Dow Executive Vice President and Chief Financial Officer. Director since 1995.

Employee of Dow since 1970. Dow Brazil Area Finance Director 1978-81. Dow Europe S.A.* Finance Director 1981-85. Managing Director, Dow Italy 1985-88. Dow Treasurer 1988-96, Vice President 1990-95, Financial Vice President 1995-96, Chief Financial Officer 1995 to date, Executive Vice President 1996 to date. Chairman of the Board of Liana Limited* and Dorinco Reinsurance Company.* Chairman of the Members Committee, Dow AgroSciences LLC.* Director of Dow Corning Corporation,* Royal Bank of Canada and Sigma-Aldrich Corporation. Advisory Board member of America Swiss Re Holding Corporation. Member of the Financial Executives International and The Conference Board's Council of Financial Executives.

Paul G. Stern, 64. Founding Partner of Thayer Capital Partners and Arlington Capital Partners. Director since 1992.

Partner and Co-Founder of Thayer Capital Partners 1995 to date. Partner and Co-Founder of Arlington Capital Partners 1999 to date. Special Partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited – Chairman of the Board 1990-93, Chief Executive Officer 1990-93, Vice Chairman and Chief Executive Officer 1989-90, Director 1988-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Whirlpool Corporation. Board member of the University of Pennsylvania's School of Engineering and Applied Science, the Wharton School, and Business Executives for National Security (BENS). Treasurer, John F. Kennedy Center for the Performing Arts. Board of Trustees, Library of Congress.

CONTINUING DIRECTORS

Arnold A. Allemang, 60. Dow Executive Vice President. Director since 1996.

Employee of Dow since 1965. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe S.A.* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997-2000. Executive Vice President 2000 to date. Director of Dow Corning Corporation,* Liana Limited* and Dorinco Reinsurance Company.* Representative, Members Committee of DuPont Dow Elastomers L.L.C.* and Cargill Dow LLC.* Director of the National Association of Manufacturers. Member of the American Chemical Society; the Advisory Board, Center for Chemical Process Safety, American Institute of Chemical Engineers; College of Engineering Advisory Council, Kansas State University; the Corporate Executive Board's Operations Management Roundtable; and the National Academy of Engineering's Action Forum on Diversity.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of March 1, 2003.) Cargill Dow LLC, Dow Corning Corporation and DuPont Dow Elastomers L.L.C. – companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Europe S.A., Liana Limited, and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

8 2003 DOW PROXY STATEMENT

Jacqueline K. Barton, 50. Arthur and Marian Hanisch Memorial Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991, the American Philosophical Society Fellow 2000 and National Academy of Sciences member 2002. Recipient of the American Chemical Society ("ACS") Breslow Award 2003, ACS William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Director of GeneOhm Sciences, Inc. Member of the Gilead Sciences Scientific Advisory Board. Trustee of Barnard College.

Anthony J. Carbone, 62. Vice Chairman of the Dow Board of Directors and Senior Consultant. Director since 1995.

Employee of Dow since 1962. Dow Latin America Marketing Director for Plastics 1974-76. Dow Business Manager for STYROFOAM™ 1976-80, Director of Marketing for Functional Products and Systems 1980-83. Dow U.S.A. General Manager of the Coatings and Resins Department 1983-86, General Manager of Separation Systems 1986-87, Vice President Dow Plastics 1987-91. Dow North America Group Vice President for Plastics 1991-93. Group Vice President, Global Plastics 1993-95. Group Vice President – Global Plastics, Hydrocarbons and Energy 1995-96. Executive Vice President, 1996-2000. Vice Chairman of the Board of Directors February 2000 to date. Senior Consultant November 2000 to date. Director of Rockwell Collins Inc. and Chairman of Board Composition and Governance Committee. Director of Patron Holdings, Inc. Member of the American Chemical Society. Previous Board member and Chairman of the American Plastics Council and the Society of Plastics Industries. Served on the Advisory Council of the Heritage Foundation.

John C. Danforth, 66. Partner of Bryan Cave LLP and Former United States Senator. Director since 1996.

Partner with the law firm of Bryan Cave LLP 1995 to date. Attorney General of Missouri 1969-76. United States Senate 1976-95, serving on the Committee on Finance; Committee on Commerce, Science and Transportation; and the Select Committee on Intelligence. Director of Cerner Corporation and Metropolitan Life Insurance Company. Member of the Citigroup International Advisory Board. Recipient of the St. Louis Award, the Harry S Truman Good Neighbor Award, the St. Louis Man of the Year Award, the Right Arm of St. Louis Award, the University of Missouri-Kansas City Chancellor's Medal Award, the Presidential World Without Hunger Award, the Legislative Leadership Award of the National Commission Against Drunk Driving, the Distinguished Missourian and Brotherhood Awards of the National Conference of Christians and Jews, and Director's Alert 2002 Outstanding Director in Corporate America.
*
A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of March 1, 2003.) Cargill Dow LLC, Dow Corning Corporation and DuPont Dow Elastomers L.L.C. – companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Europe S.A., Liana Limited, and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

2003 DOW PROXY STATEMENT 9

Barbara Hackman Franklin, 62. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private investment and consulting firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School, Univ. of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Asst. to the President of the United States 1971-73. Asst. V.P., Citibank 1969-71. President's Advisory Council for Trade Policy and Negotiations 1982-84, 1989-92. Alternate, 44th United Nations General Assembly 1989-90. AICPA Board of Directors 1979-86. John J. McCloy Award for contributions to auditing excellence 1991. Director of the Year, National Assn. of Corporate Directors 2000. Board member: U.S.-China Business Council, Financial Accounting Foundation, The Atlantic Council, The Economic Club of New York, The Associates of the Harvard Business School, National Association of Corporate Directors, National Symphony Orchestra. Director of Aetna, Inc.; GenVec Inc.; MedImmune, Inc.; Milacron, Inc.

James M. Ringler, 57. Vice Chairman, Illinois Tool Works Inc. Director since 2001.

Tappan Company – President and Chief Operating Officer 1982-86; White Consolidated Industries' Major Appliance Group – President 1986-90 (both companies are subsidiaries of Electrolux AB). Premark International, Inc. – Director 1990-99; Executive Vice-President 1990-92; President and Chief Operating Officer 1992-96; Chief Executive Officer 1996-99; Chairman 1997-99. Illinois Tool Works Inc. (following its acquisition of Premark International, Inc.) – Vice Chairman 1999 to date. Director of Union Carbide Corporation* 1996-2001. Director of Autoliv Inc., Corn Products International Inc. and FMC Technologies Inc. Director of the National Association of Manufacturers. Trustee of the Manufacturers' Alliance for Productivity and Innovation. National Trustee of the Boys and Girls Clubs of North America, Midwest Region. Director of the Lyric Opera of Chicago.

Harold T. Shapiro, 67. President Emeritus and Professor of Economics and Public Affairs, Princeton University. Director since 1985. Presiding Director since February 2003.

President of The University of Michigan 1980-87. President of Princeton University 1988-2001. President Emeritus and Professor of Economics and Public Affairs, Princeton University 2001 to date. Chairman, National Bioethics Advisory Commission 1996-2001. Presidential Appointment to the Council of Advisors on Science and Technology 1990-92. Director of HCA – The Healthcare Company and DeVry, Inc. Member of the Institute of Medicine and the American Philosophical Society. Fellow of the American Academy of Arts and Sciences. Trustee and Chair of the Board of the Alfred P. Sloan Foundation. Trustee of the University of Pennsylvania Medical Center and The Universities Research Association. Member of the Board of Overseers for the Robert Wood Johnson Medical Center and board member of The Hastings Center.

William S. Stavropoulos, 63. Dow Chairman, President and CEO. Director since 1990.

Employee of Dow since 1967. President, Dow Latin America 1984-85. Dow U.S.A. Commercial Vice President, Basics and Hydrocarbons 1985-87. Group Vice President, Plastics and Hydrocarbons, 1987-90. President, Dow U.S.A. 1990-93. Dow Vice President 1990-91, Senior Vice President 1991-93, Chief Operating Officer 1993-95, President 1993-2000, Chief Executive Officer 1995-2000, Chairman 2000 to date, President and CEO December 2002 to date. Director of BellSouth Corporation, Chemical Financial Corporation, Maersk Inc. and NCR Corporation. Board member of American Enterprise Institute for Public Policy Research, Fordham University, J. P. Morgan International Council and a Trustee of the Fidelity Group of Funds. Member of the University of Notre Dame Advisory Council for the College of Science.

10 2003 DOW PROXY STATEMENT

Agenda Item 2

RATIFICATION OF THE APPOINTMENT
OF THE INDEPENDENT AUDITORS

RESOLVED, that the appointment of Deloitte & Touche LLP to audit the 2003 consolidated financial statements of The Dow Chemical Company and its subsidiaries, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Bylaws provide that the selection of auditors must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to audit and report on the consolidated financial statements of Dow and its subsidiaries for 2003. Deloitte & Touche LLP has audited Dow's financial statements for more than ninety years and served as its independent auditors for 2002. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries. Deloitte & Touche LLP regularly rotates its lead audit partner assigned to Dow after five years.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for independent auditors. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the independent review of its quality control system, the key members of the audit engagement team, the firm's approach to resolving significant accounting and auditing matters including consultation with the firm's national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Additional information may be found in the Audit Committee Report and Audit Committee Charter on pages 12 and 30, respectively.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2003, Deloitte & Touche LLP advised the Audit Committee that it believes all litigation against Deloitte & Touche LLP can fairly be characterized as incidental to the practice of the accounting profession and that resolution of such cases will not affect its ability to serve as independent auditors for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If Agenda Item 2 does not pass, the selection of independent auditors will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 2003, unless the Audit Committee or the Board finds additional good reasons for making an immediate change.

The Board of Directors unanimously recommends that stockholders vote for the proposal to ratify the selection of Deloitte & Touche LLP as Dow's independent auditors for 2003.

FEES PAID TO THE INDEPENDENT AUDITORS

For the years ended December 31, 2002 and 2001, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche," which includes Deloitte Consulting).

Audit and audit-related fees aggregated $12,636,000 and $11,720,000 for the years ended December 31, 2002 and 2001, respectively. Total fees paid to the Independent Auditors were:

Type of Fees	2002	2001
	$ in thousands
Audit Fees (a)	$11,455	$11,011
Audit-Related Fees (b)	1,181	709
Tax Fees (c)	5,908	3,440
All Other Fees (d)	0	925

TOTAL	$18,544	$16,085
(a)
The aggregate fees billed for the audit of the Company's annual financial statements, the reviews of the financial statements in Forms 10-Q, comfort letters, consents, statutory audits and other regulatory filings.
(b)
Primarily for due diligence procedures for acquired businesses and agreed-upon procedures engagements.
(c)
Primarily for preparation of expatriate employees' tax returns in the amounts of $5,481,000 in 2002 and $2,910,000 in 2001.
(d)
Primarily for services billed by Deloitte Consulting related to the Union Carbide Corporation merger.

2003 DOW PROXY STATEMENT 11

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange listing standards, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Ms. Franklin and Messrs. Ringler, Shapiro and Stern are audit committee financial experts as defined by the Commission. The Committee operates pursuant to a charter that is included in this proxy statement as Appendix A and on the corporate governance section of the Company's website at www.dowgovernance.com.

In the discharge of its responsibilities and consistent with long-standing practices, the Committee had six meetings during 2002, five of which were in-person meetings that included separate executive sessions of the Committee with the independent auditors, the internal auditor, management and among the Committee members themselves. Additionally, the Committee conducted four conference calls related to the Company's earnings announcements and periodic filings, as well as numerous other informal meetings and communications among the Chairman, various Committee members, the independent auditors and/or members of the Company's management.

The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the U.S.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the quarterly unaudited financial statements, including matters of special interest in the current environment and the processes that support certifications of financial statements by the Company's Chief Executive Officer and Chief Financial Officer.

The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Further, the Committee has considered whether the independent auditors' provision of permitted and pre-approved non-audit services to the Company is compatible with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP, as the Company's independent auditors for 2003. The Board of Directors has concurred in that selection and has presented the matter to the stockholders of the Company for ratification.

Barbara H. Franklin, Chairman John C. Danforth James M. Ringler	Harold T. Shapiro Paul G. Stern

Agenda Item 3

AUTHORIZATION OF THE 2003-2013 EMPLOYEES' STOCK PURCHASE PLAN

At the request of your Board of Directors, the following resolution will be considered at the Meeting:

RESOLVED, the Board of Directors of The Dow Chemical Company is authorized to adopt and implement in its discretion The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan, and to conform such Plan in substance to the text set forth in Appendix B to this Proxy Statement for the 2003 Annual Meeting of Stockholders.

Purpose of the Plan

The 2003-2013 Employees' Stock Purchase Plan (the "Plan") is a broad-based plan that provides employees of the Company and majority-owned subsidiaries in all global locations with an opportunity to annually purchase shares of Dow common stock through accumulated payroll deductions or direct payments. By voting for adoption of this Plan, you will enable employees to more easily increase their equity ownership of the Company, and to thereby more closely align their economic interests with those of the other stockholders of the Company.

The Company has offered employees a series of annual stock purchase plans on terms very similar to this Plan for several decades. A stock purchase plan was first offered to Company employees in 1948. Stockholder approval will enable continuation of the program. The full text of the Plan is annexed to this Proxy Statement as Appendix B, and the following summary is qualified in its entirety by reference to Appendix B.

12 2003 DOW PROXY STATEMENT

Eligible Employees

With certain limited exceptions described in Appendix B, eligible employees include on a global basis all full-time employees of the Company and of any legal entity in which the Company has, directly or indirectly, 50 percent or more of the voting power. Part-time, less-than-full-time and temporary employees are also eligible to participate if their work schedule is 50 percent or more of the standard hours for their Dow salary plan, and if they have been on the payroll during all or part of the previous year. If the Plan is approved, approximately 48,000 employees will be eligible for participation.

Stock Price Determination

The price at which employees may purchase stock during each annual stock offering shall be the lesser of (a) 85 percent of the average market price of the stock during a specified 15 trading day period before enrollment begins, or (b) the actual market price of the stock (average of the high and low prices as reported on the New York Stock Exchange composite tape) on the final payment date of each annual stock offering, for those employees with an outstanding subscription. For the 2003 stock offering, the Plan Administrator will select a 15 trading day period between June 1-September 1, 2003. For the subsequent annual stock offerings, the Plan Administrator will select a 15 trading day period between February 1st and April 30th of each Plan year.

No Repricing of Options

Other than the terms described above allowing an alternative price for those participants who have outstanding subscriptions at the end of an annual stock offering, there is no ability to change the price.

Available Shares and Award Limits

The maximum number of shares of the Company's common stock (par value $2.50) that can be issued over the ten-year duration of the Plan is 65,000,000 shares. This number is subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

For each offering, each eligible employee may purchase up to the number of shares of Dow common stock equal in value to ten percent of annual base salary, based upon the offering price of the stock during enrollment, with a minimum purchase of five shares.

Additional Plan Components

The Board of Directors shall have the power to amend or terminate the Plan, without further action of the stock-holders, but no such amendment may make any "material revision" to the Plan, as that term may be defined in the Listing Standards of the New York Stock Exchange or in other applicable laws and regulations.

The Plan is administered by the Company's Vice President of Human Resources. There is no requirement that an offering must be made annually. The Board of Directors, upon the recommendation of the Compensation Committee and in its best judgment, may determine not to make one or more annual offerings during the term of the Plan. There are no change of control provisions.

Employees may pay for their stock by payroll deduction or by making a lump-sum payment. For each annual stock offering, they may cancel their entire participation, or reduce one time the number of shares to be purchased, at any time before making their final payment, but they must purchase at least five shares if they elect to make a purchase. They may not increase the number of shares to be purchased. Shares purchased must be paid for in cash.

Income Tax Status

The Plan is not qualified under any section of the U.S. Internal Revenue Code. Tax counsel has advised the Company that, for U.S. federal income tax purposes, employees who are citizens or residents of the United States will realize taxable income to the extent the market value of Dow common stock exceeds the annual purchase price at the time they exercise their option to purchase the stock, and such income will be treated as "supplemental wages" from which U.S. federal income taxes must be withheld.

New Plan Benefits

The number of shares (if any) that will be purchased during each annual stock offering of the Plan depends upon individual elections and the Dow stock price at the time. It cannot be determined in advance.

Vote Required

Approval of the Plan requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included, while abstentions and broker non-votes are not included.

The Board of Directors unanimously recommends that you vote FOR the proposal to adopt the Plan.

2003 DOW PROXY STATEMENT 13

Agenda Item 4

AUTHORIZATION OF THE
2003 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

At the request of your Board of Directors, the following resolution will be considered at the Meeting:

RESOLVED, that the Board of Directors of The Dow Chemical Company is authorized to adopt and implement the 2003 Non-Employee Directors' Stock Incentive Plan, to be effective as of January 1, 2003, and to conform such Plan in substance to the text set forth in Appendix C to this Proxy Statement for the 2003 Annual Meeting of Stockholders.

Background

The Committee on Directors and Governance (the "Committee") evaluated the results of a recent survey among companies comparable to Dow and determined that overall compensation of the Company's Directors should be improved in order to continue to attract, motivate and retain the most qualified non-employee Directors. The Committee proposed an increase in Directors' fees, in the form of Company stock rather than cash. The 2003 Non-Employee Directors' Stock Incentive Plan (the "2003 Plan" or the "Plan") will authorize new annual grants of restricted stock to each non-employee Director so that compensation for Dow Board service remains competitive and in line with peer companies.

Stockholder approval of this Plan will enable the non-employee Directors to increase their equity ownership of the Company consistent with Board guidelines for Director stock ownership and more closely align their economic interests with other stockholders. The full text of the Plan is annexed to this Proxy Statement as Appendix C, and the following summary is qualified in its entirety by reference to Appendix C.

Should the stockholders of the Company approve this Plan, no further additional grants will be made from the existing 1998 Non-Employee Directors' Stock Incentive Plan (the "1998 Plan"). Instead, option grants based upon the formula from the 1998 Plan will be made from the 2003 Plan. However, if the 2003 Plan is not approved, the 1998 Plan will continue under its current terms.

Components of the Plan

The Plan enables the Company to grant to non-employee Directors awards of deferred stock, restricted stock, stock options, or a combination thereof. It provides for annual grants of stock options and restricted stock pursuant to fixed formulas contained in the Plan, and for occasional additional individual grants in the discretion of the Board of Directors. As of the date of printing, there are nine non-employee Directors of the Company eligible to receive grants under the Plan. The Plan will be administered by the Committee on Directors and Governance.

Available Shares and Award Limits

The duration of the Plan shall be ten years. The Plan shall be effective as of January 1, 2003. No additional awards will be made from the Plan after December 31, 2012. The maximum number of shares of the Company's common stock (par value $2.50) that can be issued over the ten-year duration of the Plan is 1,500,000 shares. This number is subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company.

An annual aggregate award limitation of 25,000 shares (including options, restricted stock and deferred stock) under the Plan is set for each individual Director.

Types of Grants

Restricted stock is common stock of the Company restricted as to sale for such time, and/or under such conditions, as the Plan administrator shall determine. Prior to the lifting of restrictions, the awardee will be entitled to receive dividends from and to vote the shares of restricted stock. The Plan provides that lifting of restrictions will be accelerated in the event of a "Change of Control."

Awardees of stock options will receive the right to purchase a specified number of shares of the common stock of the Company at a price of not less than the market price of such stock on the date the option is granted. The term of each option shall be ten years from the date of grant. No option may be exercised for at least one year after the grant date. The Plan prohibits the re-pricing of "underwater" options. Shares purchased upon exercise of an option must be paid for in full at the time of exercise, either with cash or currently owned shares.

Deferred stock is common stock of the Company to be issued in one or more installments beginning at some time in the future. Prior to the issuance of deferred stock, the Company shall pay or accrue an amount equivalent to the dividends from the date of grant on such shares. The Plan provides that delivery of deferred stock will be accelerated in the event of a "Change of Control."

Amendment of the Plan

The Board of Directors shall have the power to amend or terminate the Plan, but no such amendment may

14 2003 DOW PROXY STATEMENT

materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting the common stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend); withdraw administration of the Plan from the Committee on Directors and Governance; change the types of awards available under the Plan; extend the term of the Plan; constitute a "material revision" to the Plan requiring stockholder approval pursuant to listing standards of the New York Stock Exchange; or delete or limit the scope of the Plan provision prohibiting the re-pricing of options that are "underwater."

Income Tax Status

The Company has been advised by its tax counsel that awards made under the Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law:

Non-Qualified Options. The awardee will not be subject to tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. If an awardee exercises a non-qualified option, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as taxable compensation to the awardee. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the awardee.

Awards of Restricted Stock. Unless the awardee makes an election under Section 83(b) of the Internal Revenue Code, restricted stock will not be taxable when issued, and the Company will not be entitled to a deduction at the time of issuance. Any dividends paid to the awardee prior to the lifting of restrictions are taxable compensation income to the awardee. When the restrictions are lifted, the awardee will be treated as receiving taxable compensation in the amount of the excess of the then fair market value over the amount, if any, paid by the awardee for the shares.

Awards of Deferred Stock. The award of a right to receive stock at a future date will not have any immediate tax consequence. Any dividends paid to the awardee prior to the issuance of shares are taxable compensation income to the awardee. At the time shares of common stock are issued under any such award, the awardee will be treated as having received taxable compensation in the amount of the fair market value of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the awardee.

New Plan Benefits

Based upon current Director fee schedules, if the Plan is approved by stockholders, the grants for 2003 determined according to the Plan formulas are described below:

Non-employee Directors	Restricted Stock # of shares (a)
J.K. Barton	1,150
J.M. Cook (b)	1,150
J.C. Danforth	1,150
W.D. Davis (b)	1,150
B.H. Franklin	1,150
K.R. McKennon (b)	1,150
J.M. Ringler	1,150
H.T. Shapiro	1,150
P.G. Stern (b)	1,150
Non-employee Directors as a group	10,350
Executive officers as a group	Not within Plan
(a)
Based on a 3/5/03 grant date.

(b)
If re-elected as Directors at the 2003 Annual Meeting.

Vote Required

Approval of the Plan requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included, while abstentions and broker non-votes are not included.

The Board of Directors unanimously recommends that you vote FOR the proposal to adopt the Plan.

Agenda Item 5

STOCKHOLDER PROPOSAL
Persistent Bioaccumulative Toxins

A stockholder owning 1,200 shares of Dow stock has stated that he intends to present the following proposal at the Annual Meeting. The Company will provide the name and address of the stockholder upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Annual Meeting, your Board unanimously recommends a vote against the following proposal.

2003 DOW PROXY STATEMENT 15

Policies on Dioxin and Persistent Toxics

Whereas:  Some of Dow's operations and products result in the production and/or release of persistent bioaccumulative toxic (PBT) compounds during their life cycle, notably dioxin.

Dow's Midland, Michigan headquarters currently has regulatory permits to release dioxin to air, land and water. The surrounding city and watershed are contaminated with dioxin, with levels detected in the floodplain downriver, as high as 80 times the state's residential cleanup standard.

According to several scientific agencies, including the Agency for Toxic Substances and Disease Registry:

•
Dioxin is harmful in miniscule amounts and has been linked, in animal studies, to endometriosis, immune system impairment, diabetes, neurotoxicity, birth defects, miscarriages, various harms to reproductive system functioning, and cancer.
•
Dioxin can affect insulin, thyroid and steroid hormones.
•
Developing babies are considered most susceptible to many of these dangers.

The Environmental Protection Agency's draft dioxin reassessment suggests that some people may be harmed at levels of dioxin currently found in human bodies, and identified potentially highly exposed groups including nursing infants, consumers of contaminated fish or livestock, and residents near dioxin sources.

US and Canadian governments have signed the Great Lakes Water Quality Agreement, establishing a goal to "virtually eliminate the input of persistent toxic substances [to the Great Lakes]" using the philosophy of "zero discharge."

More than 150 nations have signed the Stockholm Convention on Persistent Organic Pollutants (POP's) that,

once ratified, would commit ratifying countries to eliminate certain intentionally produced POPs and ultimately eliminate certain POPs byproducts (including dioxin) where feasible.

Dow's Environmental, Health and Safety policy includes a commitment to "prevention of adverse environmental and health impacts," and Dow has recognized the importance of PBT reduction through its 2005 environmental goals.

RESOLVED: Shareholders request that the Board of Directors issue a report by October 2003, at reasonable cost and excluding confidential information, summarizing the company's plans to remediate existing dioxin contamination sites and to phase out products and processes leading to emissions of persistent organic pollutants and dioxins.

Proponent's Statement in Support:

Shareholders believe that such report should include:

•
A list of current and future Dow Chemical products and waste treatment facilities creating or emitting dioxin or PBT's at any point in their life cycle.
•
Timetables and benchmarks to meet phase-out goals of the treaties.
•
Annual expenditures for each year from 1995-2002 summarizing funds spent on attorney's fees, expert fees, lobbying, and public relations/media expenses relating to the potential health and environmental consequences of dioxin releases or exposures at all Dow sites, as well as actual expenditures on remediation of dioxin contaminated sites.
•
A list of the company's major reservoir sources of dioxin (concentrated deposits in the environment which may disperse into the ambient environment) at Dow-owned facilities in the US and globally.
•
A description of any major controversies involving community and environmental stakeholders concerning the remediation of particular sites including Michigan, and reasonable projections of any material liabilities for cleanup or otherwise related to the contamination.

Company's Statement and Recommendation:

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal requests that the Board issue a report by October 2003 containing specified information on the creation and emissions of dioxin and other persistent bioaccumulative toxic ("PBT") chemicals. The Company currently has an Internet web site specific to dioxin, first established in 1999 and substantially expanded in 2001. Your Board believes that the requested new report would duplicate much information that is already publicly available on Dow's web site or in other public reports, and would consume valuable Company resources, with little benefit to the Company's stockholders.

Dow is a company whose products have for decades improved the quality of life for people around the world by maintaining safe municipal drinking water supplies, providing life-saving medications, reducing energy consumption in buildings, and modernizing transportation. Trace amounts of substances such as dioxins and persistent bioaccumulative toxins are sometimes generated during the production of some of our products. The Company is proud of the real progress that we have made through the years to reduce the emissions of such substances. We continue to work towards the virtual elimination of emissions of these unintended by-products.

16 2003 DOW PROXY STATEMENT

The web site (www.dow.com/environmental/dioxin) contains a substantial amount of current data on these subjects, including: a) the Dow manufacturing sites in North America with by-product dioxins; b) the amount of dioxin at each such site released and disposed of; c) the quantities of dioxin disposed of in Dow's existing secure and fully regulated land disposal sites in North America; and d) a discussion of major issues, in particular, regarding historical contamination from decades past at the Michigan Operations site.

The Stockholm Convention on Persistent Organic Pollutants ("POPs"), which is referenced in the proposal and which Dow supports, does not require any phase-out of current Dow products. Rather, as to such products, it addresses measures to reduce or eliminate releases from unintentional production.

Several years ago, Dow voluntarily committed to reduce by 90 percent these types of incidental dioxin releases to air and water worldwide by 2005, using 1995 as a base year. A reduction of about 75 percent has already been achieved. The Company's dioxin releases to air and water in 2002 totaled globally less than 9 grams (less than 0.0198 pounds) in toxic equivalents.

We believe our Company has a good track record of transparency and stakeholder dialogue. We continue to proactively and formally seek input from a broad range of environmental interests and experts from around the world, including scientists from medicine and public health, members of justice and ethics organizations, and environmental think tank professionals. In fact, a study completed late in 2002 is already helping the Company implement plans to improve the amount and kinds of information available on the web site.

For all these reasons, the Company believes that producing another report as proposed would duplicate work, expend resources unnecessarily, provide less timely and less easily accessible information than that already reported on our web site, and would not be in the best interests of Dow or its stockholders. Accordingly, your Board recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" and "against" are included, while abstentions and broker non-votes are not included.

2003 DOW PROXY STATEMENT 17

COMPENSATION OF DIRECTORS

Directors' Fees

Directors' fees as stated below are paid only to Directors who are not employees of the Company. This year, the Board of Directors increased fees related to Audit Committee service to reflect the expanded time commitments required to fulfill the Committee's responsibilities:

•	Board Service	$45,000 annually
•	Audit Committee membership	$12,000 annually
•	All other Board Committees	$ 8,000 annually
•	Audit Committee Chairmanship	$15,000 annually
•	All other Committee Chairmanships	$ 8,000 annually

Non-employee Directors receive a one-time grant of 4,500 shares of the Company's common stock, subject to certain transfer restrictions. Mr. McKennon received such a grant in February 2003.

Deferred Compensation Plan

Non-employee Directors may elect, prior to the start of any Board year (from election or from the Annual Meeting to the next Annual Meeting), to have all or part of their fees credited to a deferred compensation account. At the election of the Director, this may be a cash account or an account in units based on the value of Dow common stock. Amounts credited to the Director's account will accrue interest either equivalent to 125 percent of the 120-month rolling average of the ten-year U.S. Treasury Note determined on September 30 of the preceding year, or amounts equivalent to dividends paid on Dow common stock. Such deferred amounts will be paid in installments at the election of the Director, commencing on the July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

1994 Stock Plan
(One Remaining Grant)

Under the 1994 Non-Employee Directors' Stock Plan, non-employee Directors may receive grants of ten-year nonqualified market-priced options for the purchase of Dow common stock. Such grants may be made once every five years, for the ten-year duration of the Option Plan. All options are subject to a three-year incremental vesting schedule. The size of the option grants is determined by a fixed formula based on the then current annual retainer and price of Dow common stock, and grants are contingent upon the Director owning increasingly larger amounts of Dow stock.

To be eligible to receive the third and final grant in 2004, Directors who received both prior grants under the Option Plan must hold 7,500 Dow shares; one prior grant, 6,000 Dow shares; and new grantees, 4,500 Dow shares, holding such shares for at least a year prior to the grant date.

1998 Stock Incentive Plan
(Discontinued if 2003 Plan Approved)

As a substitute for a non-employee Directors' pension plan discontinued at the end of 1997, the Company established the 1998 Non-Employee Directors' Stock Incentive Plan (the "1998 Plan"). It provides annual grants of ten-year non-qualified market-priced stock options, that vest after completion of five years of Board service. However, no options may be exercised earlier than one year from the date of grant. The number of options granted to each eligible non-employee Director is determined according to a fixed formula that calculates 45 percent of the prior year's average annual retainer and fees for non-employee Directors. This value is then divided by the product of the Black-Scholes valuation of a ten-year option and the market price of Dow stock on the date of grant. In 2002, each non-employee Director received an option grant for the purchase of 3,050 shares of Dow common stock. No additional grants will be made from the 1998 Plan if the Company's stockholders approve the 2003 Non-Employee Directors' Stock Incentive Plan.

2003 Stock Incentive Plan
(If Approved)

If the 2003 Non-Employee Directors' Stock Incentive Plan (the "2003 Plan") is approved by stockholders, the 1998 Stock Plan will be discontinued and the same sized grants with the same terms will be made instead from the 2003 Plan. The 2003 Plan is described in Agenda Item 4 and annexed to this Proxy Statement as Appendix C. The 2003 Plan provides for a new annual award of restricted stock to each non-employee Director, and also allows for occasional additional individual grants of stock options, restricted stock, deferred stock, or some combination of them, in the discretion of the Board of Directors. The number of shares of restricted stock granted to each eligible non-employee Director will be determined according to a fixed formula that divides two-thirds of the prior year's average annual retainer and fees by the fair market value of Dow common stock on the date of grant. If the 2003 Plan is approved by stockholders, the Company's nine non-employee Directors will each receive an award of 1,150 shares of restricted stock in 2003.

18 2003 DOW PROXY STATEMENT

COMPENSATION TABLES

Summary Compensation Table

Long-Term Compensation
		Annual Compensation						Awards		Payouts
Name and Principal Position	Year	Salary ($)		Performance Award Bonus ($)		Other Annual Compensation ($)		Deferred/ Restricted Stock Awards ($) (a)	Securities Underlying Options (# Shares)	Long-Term Incentive Payouts ($) (*)		All Other Compen- sation ($)

W. S. Stavropoulos Chairman of the Board, President and CEO	2002 2001 2000	1,839,996 2,031,666 1,278,330	(b) (b)	0 0 1,600,000		52,396 95,998 0	(c) (c)	0 0 0	0 0 450,000 shares (b) (b)	1,103,290 67,219 62,379	(d) (f) (f)	80,590 152,121 128,114	(e)

M. D. Parker Former President and Chief Executive Officer	2002 2001 2000	1,014,200 960,000 703,715		0 0 930,000		0 0 0		0 0 0	150,000 shares 125,100 shares 210,000 shares (g)	529,485 12,938 12,006	(d) (f) (f)	6,335 117,501 90,941	(e)

A. A. Allemang Executive Vice President Operations	2002 2001 2000	551,980 514,550 461,575		0 0 360,000		0 0 0		0 99,135 0	63,300 shares 53,400 shares 150,000 shares (g)	334,939 4,613 4,280	(d) (f) (f)	18,320 91,428 43,287	(e)

R. M. Gross Corporate Vice President Research & Development	2002 2001 2000	435,010 415,948 381,652		0 0 294,393		0 0 0		0 0 0	38,400 shares 38,400 shares 120,000 shares (g)	145,880 1,406 1,305	(d) (f) (f)	20,352 76,897 33,650	(e)

R. L. Manetta (j) Corporate Vice President General Counsel	2002 2001 2000	462,240 190,962 –		0 565,000 –	(i)	0 0 –		0 543,825 –	26,700 shares 90,000 shares – (g)	13,400 3,350 –	(h) (h)	85,106 447,362 –	(e)

J. P. Reinhard Executive Vice President Chief Financial Officer	2002 2001 2000	740,580 721,970 649,960		0 0 650,000		0 0 0		0 0 0	76,700 shares 70,000 shares 210,000 shares (g)	535,515 18,563 17,226	(d) (f) (f)	20,753 59,589 3,056,575	(e)

L. J. Washington, Jr. Corporate V.P. – EH&S, HR and Public Affairs	2002 2001 2000	422,510 405,750 377,420		0 0 242,982		0 0 0		0 0 0	33,300 shares 31,700 shares 90,000 shares (g)	204,931 7,875 6,003	(d) (f) (f)	20,866 73,425 32,246	(e)

(a)
Values in the chart are calculated by multiplying the date-of-grant fair market value by the number of shares granted. Dividend equivalents are paid on shares of deferred stock.
(b)
Compensation as non-executive Chairman of the Board determined by formula under the Company's deceleration policy, which includes neither an annual Performance Award (bonus) nor any new grants of long-term incentive awards.
(c)
Primarily for executive tax preparation.
(d)
Delivery of Performance Share deferred stock granted in 1998, with the value calculated from the market price on 2/27/02 of $30.555 per share, and payouts from Dividend Unit awards granted before 1999.
(e)
All other compensation details for 2002 appear in a separate chart on the following page.
(f)
Payouts from Dividend Unit awards granted in years prior to 1999.
(g)
Shares are 120-month market-priced options.
(h)
Payouts from a 2001 Dividend Unit Award.
(i)
Employment agreement payments.
(j)
Was not an executive officer of the Company at any time during 2000.
*
This note reports holdings of shares of restricted and deferred stock granted in the previous 5 years, 98% of which are dependent upon achieving specific performance measures for vesting, if at all. Performance Shares are reported herein at the target payout levels. On 12/31/02, the aggregate number of deferred shares outstanding for each executive and the values of such holdings (calculated from the market price on 12/31/02) were: Messrs. Stavropoulos – 123,750 shares, $3,643,200; Parker – 331,575 shares, $9,761,568; Allemang – 157,500 shares, $4,636,800; Gross – 105,645 shares, $3,110,189; Manetta – 41,700 shares, $1,227,648; Reinhard – 203,175 shares, $5,981,472; Washington – 89,405 shares, $2,632,083.

2003 DOW PROXY STATEMENT 19

Details of 2002 All Other Compensation from Summary Compensation Table

Name	Reportable Elective Deferral Interest ($)	Elective Deferral Company Match ($)	Life Insurance Economic Benefit ($)	Relocation Benefits ($)	Personal Excess Liability Insurance ($)	Defined Contribution Company Match ($)		Total Other Compensation ($)

W. S. Stavropoulos	51,240	9,900	10,935	0	1,015	7,500		80,590
M. D. Parker	0	0	5,320	0	1,015	0	(a)	6,335
A. A. Allemang	7,198	0	2,607	0	1,015	7,500		18,320
R. M. Gross	2,900	7,378	1,559	0	1,015	7,500		20,352
R. L. Manetta	5,291	0	10,214	66,586	1,015	2,000		85,106
J. P. Reinhard	225	9,900	2,113	0	1,015	7,500		20,753
L. J. Washington, Jr.	4,295	7,073	983	0	1,015	7,500		20,866

(a)
The Company match contribution attributed to Mr. Parker varies from the others in this column due to his participation in the Dow Swiss Pension Foundation Defined Contribution Plan (the "Swiss DC Plan") rather than a U.S. 401(k) plan. In 2003, no funds were contributed to the Swiss DC Plan by either the employees or the Company, based upon the level of Performance Awards earned in 2002 and payable in 2003.

Long-Term Incentive Plan Awards in 2002

				Estimated Future Payouts under Non-Stock Price-Based Plans (a)

	Number of Shares, Units or Other Rights		Performance or Other Period until Maturation or Payout
Name				Threshold (# Shares or $)	Target (# Shares or $)	Maximum (# Shares or $)

W. S. Stavropoulos	0 (b	)	—	—	—	—

M. D. Parker	150,000 (a 37,500 (c	) )	2002-06 2002-06	0	150,000 shares	300,000 shares

A. A. Allemang	63,300 (a 15,825 (c	) )	2002-06 2002-06	0	63,300 shares	126,600 shares

R. M. Gross	38,400 (a 9,600 (c	) )	2002-06 2002-06	0	38,400 shares	76,800 shares

R. L. Manetta	26,700 (a 6,675 (c	) )	2002-06 2002-06	0	26,700 shares	53,400 shares

J. P. Reinhard	76,700 (a 19,175 (c	) )	2002-06 2002-06	0	76,700 shares	153,400 shares

L. J. Washington, Jr.	33,300 (a 8,325 (c	) )	2002-06 2002-06	0	33,300 shares	66,600 shares

(a)
Performance Shares that vest, if at all, by meeting or exceeding specific financial measures over a 5-year period related to economic spread and sales volume growth. No shares will be earned if minimum objectives are not achieved. Shares earned, and dividend equivalents for the shares earned from the date of grant, will be delivered in two equal installments on 4/16/07 and 4/16/08. Upon a change of control during the performance period, the target number of shares plus accrued dividends on the target shares vest. Upon a change of control after 2006, shares earned and accrued dividends on shares earned vest.
(b)
Compensation as non-executive Chairman of the Board determined by formula under the Company's deceleration policy, which includes neither an annual Performance Award (bonus) nor any new grants of long-term incentive awards.
(c)
Performance Shares that vest, if at all, upon Company's common stock reaching and maintaining a specified price for a specified period of time. No shares will be earned if minimum objectives are not achieved. Shares earned, and dividend equivalents for the shares earned from the date of grant will be delivered in two equal installments in 4/16/07 and 4/16/08. Grants and accrued dividends do not vest upon a change of control unless performance targets have been met.

20 2003 DOW PROXY STATEMENT

Aggregated Option Exercises in 2002 and December 31, 2002, Option Values

			Number of Securities Underlying Unexercised Options at 12/31/02 (#)		Value of Unexercised, In-the-Money Options at 12/31/02 ($)(a)
	Number of Securities Underlying Options Exercised (#)	Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

W. S. Stavropoulos	0		1,860,000	435,000	5,964,546	0
M. D. Parker	0	0	757,700	431,800	1,985,778	0
A. A. Allemang	75,000	580,125	335,300	234,400	293,391	0
R. M. Gross	0	0	205,300	150,500	252,871	0
R. L. Manetta	0	0	30,000	86,700	0	0
J. P. Reinhard	0	0	481,333	321,767	419,130	0
L. J. Washington, Jr.	0	0	378,666	135,734	1,392,729	0

(a)    Based upon the market price on 12/31/02 of $29.44 per share.

Option Grants in 2002

	Individual Grants

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation 10-Year Option Term (a)
	Number of Securities Underlying Options Granted (#)
			Percent of Total Options Granted to Employees in Fiscal Year
				Exercise or Base Price ($/Share)
					Expiration Date
Name						0% ($)		5% ($)		10% ($)

All Shareholders	N/A		N/A	N/A	N/A	0	(b)	17,372,408,063	(b)	43,844,648,921	(b)
All Optionees	1,750 8,124,600 16,000 3,500 4,500 1,750 3,500 16,750 1,750 3,500 8,750			$34.1000 30.4250 31.6450 32.2550 32.8800 34.4900 28.7850 29.6500 28.6250 26.0900 31.2450	01/02/12 02/15/12 03/01/12 04/01/12 06/03/12 07/01/12 08/01/12 09/03/12 10/01/12 11/01/12 12/02/12	0 0 0 0 0 0 0 0 0 0 0		37,595 155,730,302 318,982 71,122 93,215 38,025 63,471 312,882 31,559 57,528 172,238		94,883 393,033,618 805,049 179,499 235,256 95,968 160,189 789,654 79,649 145,191 434,696

	8,186,350		100.0%			0	(c)	156,926,919	(c)	396,053,652	(c)
All Optionees' Gain as a % of all Shareholders' Gain	N/A		N/A	N/A	N/A	N/A		0.9%		0.9%

W. S. Stavropoulos	0	(d)
M. D. Parker	150,000	(e)	1.8%	$30.4250	02/15/12	0		2,875,163		7,256,363
A. A. Allemang	63,300	(e)	0.8%	$30.4250	02/15/12	0		1,213,319		3,062,185
R. M. Gross	38,400	(e)	0.5%	$30.4250	02/15/12	0		736,042		1,857,629
R. L. Manetta	26,700	(e)	0.3%	$30.4250	02/15/12	0		511,779		1,291,633
J. P. Reinhard	76,700	(e)	0.9%	$30.4250	02/15/12	0		1,470,166		3,710,420
L. J. Washington, Jr.	33,300	(e)	0.4%	$30.4250	02/15/12	0		638,286		1,610,912

(a)
The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(b)
Gain for all shareholders was determined from the $30.425 exercise price applicable to the majority of options granted in 2002 based on the 906,335,280 shares outstanding on the 2/15/02 grant date.
(c)
Since options are granted at the then-current market price, no gain to the optionees is possible without stock price appreciation, which will benefit all shareholders commensurately. A 0% gain in stock price will result in zero dollars for the optionee.
(d)
Compensation as non-executive Chairman of the Board determined by formula under the Company's deceleration policy, which includes neither an annual Performance Award (bonus) nor any new grants of long-term incentive awards.
(e)
This was a single grant made on 2/15/02. Options vest in three equal annual installments, beginning 2/15/03.

2003 DOW PROXY STATEMENT 21

Equity Compensation Plan Information

As of December 31, 2002.

	(a)	(b)		(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	70,440,159	$24.60	(1)	18,448,719	(2)

Equity compensation plans not approved by security holders	187,650	$32.63		5,760,005

Totals (3)	70,627,809	$28.61		24,208,724

(1)
Does not include the value of performance shares or performance-linked deferred stock, which are subject to outstanding awards and do not have an exercise price.
(2)
Under a formula set forth in the Company's 1988 Award and Option Plan, as amended, the number of shares available for grant under such plan in any calendar year equals 1.5% of the total shares of common stock outstanding on the first day of the year, plus 50% of the shares available for grant but not granted under the plan in each of the previous three years, plus up to 50% of the subsequent year's allocation. As a result of this formula, 50% of the shares first allocated but not granted in a year cease to be available for grant in the following year, and the remaining 50% cease to be available for grant after an additional two years.
(3)
Does not include options to acquire 17,714,593 shares of the Company's common stock with a weighted average exercise price of $25.62 that were assumed in connection with the Union Carbide Corporation merger.

Equity Compensation Plans Not Previously
Presented for Stockholders' Approval

The Company has for several decades adopted an annual Employees' Stock Purchase Plan under which employees may purchase Dow common stock at a discount to the prevailing market price either by accumulating contributions through payroll deductions or by making one payment for the stock. Eligible employees may purchase shares having a total purchase price of up to 10 percent of each employee's annual salary. Under the 2002-2003 Employees' Stock Purchase Plan, employees subscribed to purchase a total of 5,046,755 shares. The Plan is administered by the Vice President of Human Resources of the Company. These annual arrangements will cease and be replaced by the 2003-2013 Employees' Stock Purchase Plan, if stockholders approve the 2003-2013 Plan.

The 1998 Non-Employee Directors' Stock Incentive Plan is designed to compensate and encourage Dow stock ownership by non-employee Directors of the Company. It provides for the purchase of Dow common stock at an exercise price equal to the market price of the stock on the date the option is granted. The term of each option is ten years from the date of grant. Directors of the Company who, on each date of grant, are not employees of the Company or any subsidiary are eligible to receive grants under the plan. Grants are made once each year and vest after completion of five years of service as a Dow Director. The total number of shares available for future issuance under the Plan is 465,600. This Plan was first described in the definitive Proxy Statement for the 1998 Annual Meeting of Stockholders. No new grants will be made under this Plan if stockholders approve the 2003 Non-Employee Directors' Stock Incentive Plan.

The 1994 Non-Employee Directors' Stock Plan is designed to compensate and encourage Dow stock ownership by non-employee Directors of the Company. It provides for three grants of options for the purchase of Dow common stock, if specified stock ownership requirements are met that increase with seniority of service, at an exercise price equal to the market price of the stock on the date an option is granted. The term of each option is ten years from the date of grant. Options vest pursuant to a three-year incremental vesting schedule. No options may be exercised earlier than one year from the date of grant. Directors of the Company who, on each date of grant, are not employees of the Company or any subsidiary are eligible to receive grants under the Plan. Grants were made from this Plan in 1994 and 1999. One additional grant will be made in 2004. The Plan expires following the 2004 grant. The total number of shares available for future issuance under the Plan is 247,650. This Plan was included as Exhibit 10(o) to The Dow Chemical Company Annual Report on Form 10-K for the year ended December 31, 1994.

Non-employee Directors of the Company receive a one-time grant of 4,500 shares of the Company's common stock subject to certain transfer restrictions specified by the Compensation Committee.

22 2003 DOW PROXY STATEMENT

PENSION PLANS

The Company provides the Dow Employees' Pension Plan (the "Plan") for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the Plan assets, as in a defined contribution plan.

Upon normal retirement at age 65, a participant receives, subject to a statutory limitation, an annual pension that is the greater of (1) or (2) below:

(1)
1.6 percent of the employee's highest average credited compensation for any three consecutive years, multiplied by the employee's years of credited service up to 35 years, and by one-half of the years of credited service in excess of 35 years (a). The Plan contains a provision for an offset of the employee's estimated primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986. The provisions in this Section (1) are available only to those who first became Plan participants on or before January 1, 1996.

(2)
A benefit that is the sum of the employee's yearly basic and supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years multiplied by a percentage ranging from 4 to 18 percent dependent upon the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1 to 4 percent, based on the age of the employee in the years earned. The sum of the basic and supplemental accruals is divided by a conversion factor to calculate the immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this Section (2) will be credited with interest, currently at 8 percent per year.

The following table illustrates the annual pension benefits, including those from the Executives' Supplemental Retirement Plan ("ESRP") or the Key Employee Insurance Program payable to executive officers, calculated under the Dow Employees' Pension Plan before the application of an offset of the employee's estimated primary Social Security benefit. The benefits shown are single-life annuities for participants who retire at age 65. While a single life annuity provides a higher retiree benefit, most participants elect pensions with survivorship provisions.

Annual Pension Benefits

Final Average Pay for Pension
	Years of Credited Service
	15	20	25	30	35	40	45

700,000	238,000	301,000	349,000	383,000	401,000	404,000	404,000
900,000	308,000	389,000	451,000	495,000	518,000	523,000	523,000
1,100,000	377,000	477,000	554,000	607,000	636,000	641,000	641,000
1,300,000	447,000	565,000	656,000	719,000	753,000	760,000	760,000
1,500,000	516,000	653,000	758,000	830,000	870,000	878,000	878,000
1,700,000	586,000	741,000	860,000	942,000	988,000	997,000	997,000
1,900,000	656,000	829,000	962,000	1,054,000	1,105,000	1,115,000	1,115,000
2,100,000	725,000	917,000	1,065,000	1,166,000	1,223,000	1,234,000	1,234,000
2,300,000	795,000	1,006,000	1,167,000	1,278,000	1,340,000	1,352,000	1,352,000

For the persons named in the Summary Compensation Table, the years of credited service and 2002 compensation covered by the pension plans as of 12/31/02, are: Messrs. Allemang – 37.6, $970,714; Gross – 28.2, $741,702; Manetta – 1.5, $787,522 (b); Reinhard – 32.2, $1,335,319; Stavropoulos – 35.6, $1,839,996 (a); Washington – 33.6, $719,912. Mr. Parker participated in the Dow Swiss Foundation Defined Benefits Plan that has different terms than the U.S. retirement plan, but provides a benefit comparable to the table above. His pensionable salary as of 12/31/02 was 1,403,177 Swiss francs (approximately $922,536). His total service was 34.3 years.

(a)
At the request of the Board of Directors, Mr. Stavropoulos reassumed the position of CEO in December 2002. The Compensation Committee and the Board of Directors has amended the ESRP to allow for the pension of a returning CEO to properly reflect career earnings, given the unique circumstance of such an event. The effect of the amendment is that Mr. Stavropoulos' pensionable compensation will be calculated from the average of the three highest years of compensation as an employee of the Company. The amendment also provides that his pensionable compensation for 2003 and 2004 will not be proportionately reduced if he leaves the positions of President and CEO before December 31, 2004, unless he does so without the prior concurrence of the Board of Directors.

(b)
Mr. Manetta, who joined the Company in 2001, is not yet vested in the pension plans.

2003 DOW PROXY STATEMENT 23

STOCKHOLDER RETURN

The charts below illustrate cumulative total return to Dow stockholders for certain periods of time. They depict a hypothetical $100 investment in Dow common stock on December 31 of the first year of the charts, and show the increased value of that investment over time until December 31 of the final year, with all dividends reinvested in stock. Hypothetical investments of $100 in the Standard & Poor's 500 Stock Index and the Standard & Poor's Chemicals 500 Index are shown in comparison. In 2002, Standard & Poor's revised its Chemicals 500 Index to include a broader range of chemical companies, which is more reflective of the performance of the U.S. chemical industry as a whole. The revised index has been used for all periods in the charts below.

Five-Year Cumulative Total Return

Source: Standard & Poor's Compustat

Ten-Year Cumulative Total Return

Source: Standard & Poor's Compustat

The form of the charts above is in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect the Company's forecast of future financial performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors and greater than 10% shareholders to file reports of ownership and changes in ownership of Dow securities with the Securities and Exchange Commission (SEC). Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all filing requirements were met during fiscal year 2002, except that a Form 4 reporting the acquisition of phantom stock units filed on behalf of Director Ringler was accepted by the SEC's electronic filing system one business day later than the two-day deadline, as a result of an inadvertent change in his individual electronic filing code by another company on whose board he sits.

24 2003 DOW PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The table below states beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Dow common stock as of March 1, 2003, except as otherwise noted.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Shares and Share Units Held Under Deferral Plans (c)	Total	Percent of Shares Beneficially Owned

A. A. Allemang	116,157.8		424,200.0	3,000.0	543,357.8	*
J. K. Barton	7,500.0		24,800.0	2,853.8	35,153.8	*
A. J. Carbone	128,967.5	(d)	759,000.0		887,967.5	*
J. M. Cook	7,722.0	(d)		6,267.7	13,989.7	*
J. C. Danforth	4,500.0		20,150.0	7,444.7	32,094.7	*
W. D. Davis	6,150.0		24,050.0	7,074.0	37,274.0	*
B. H. Franklin	10,933.0		24,800.0	5,898.0	41,631.0	*
R. M. Gross	49,300.2		272,525.0	7,188.8	329,014.0	*
R. L. Manetta	52.4		38,900.0	15,000.0	53,952.4	*
K. R. McKennon	18,752.0				18,752.0	*
J. P. Reinhard	179,659.2	(d)	600,232.0	124,971.2	904,862.4	*
J. M. Ringler	5,742.9		23,519.0	14,916.9	44,178.8	*
H. T. Shapiro	8,543.0		24,800.0	3,356.5	36,699.5	*
W. S. Stavropoulos	361,751.9	(d)	2,010,000.0		2,371,751.9	*
P. G. Stern	10,500.0		24,800.0	4,285.7	39,585.7	*
L. J. Washington, Jr.	61,453.4		392,909.0	1,125.0	455,487.4	*
Group Total	977,685.3	(d)	4,664,685.0	203,382.3	5,845,752.6	0.62%
All Directors and Executive Officers as a Group	1,018,372.5	(d)	5,015,020.0	205,382.3	6,238,774.8	0.66%
Certain Other Owners:
Capital Research and Management Company	78,367,400	(e)				8.6%

(a)
In addition to shares held in sole name, this column includes all shares held by the spouse and other members of the person's immediate family who share a household with the named person. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees' Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.
(b)
This column includes any shares that the party could acquire through 4/30/03, by (1) exercise of an option granted by Dow, (2) distribution of shares under a Deferred Stock Agreement or (3) payment of any balance due under a subscription in The Dow Chemical Company 2002-2003 Employees' Stock Purchase Plan. These shares have not been issued and cannot be voted.
(c)
Represents shares of Dow stock and phantom stock units, receipt of which has been deferred pursuant to various deferral plans. Deferred stock with future vesting based on performance measures is not included. The phantom stock units are payable in cash but track the performance of the Company's common stock. Neither the shares nor the units may be voted or transferred.
(d)
Directors Carbone, Cook, Reinhard and Stavropoulos are all members of the Board's Finance Committee, which shares investment and voting authority for stock held in the Dow Employees' Pension Plan Trust ("DEPP") and the Retirement Program for Employees of Union Carbide Corporation and its Participating Subsidiary Companies ("UCCRP"). At 12/31/02, the DEPP beneficially owned 5,130,255 shares of Dow common stock and the UCCRP beneficially owned 3,532,500 shares. The named individuals, and all other Directors and officers, disclaim beneficial ownership of stock owned by the DEPP and the UCCRP.
(e)
As reported in Amendment No. 2 to Schedule 13G filed 2/10/03, Capital Research and Management Company (333 South Hope Street, Los Angeles, CA 90071), in its role as an investment advisor for various clients, had sole dispositive power of such shares, but had neither sole nor shared voting power over any such shares.
*
Less than 0.5 percent of the total shares of Dow common stock issued and outstanding.

2003 DOW PROXY STATEMENT 25

COMPENSATION COMMITTEE REPORT

The Committee

The Compensation Committee of the Board of Directors (the "Committee") is made up entirely of independent, non-employee Directors. The Committee is responsible for reviewing and approving all aspects of compensation (defined as base salaries, bonuses, long-term incentives, benefits and perquisites) for the Chief Executive Officer ("CEO") and other senior executives of the Company. In meeting this responsibility, the Committee's policy is to ensure that senior executive compensation complies with all applicable rules and regulations; is appropriately competitive in the attraction and retention of talented leaders; and is linked closely to individual performance, Company performance and increases in Dow stockholder value. In addition, the Committee considers the compensation of all levels of employees within the Company, in order to provide appropriate context for making compensation decisions at the senior executive levels. The charter followed by the Compensation Committee in discharging these responsibilities is available to any interested party at Dow's website (www.dow.com).

Each year, the Committee asks the Company to present a proposed compensation plan, along with supporting competitive market data, for each senior executive. The Committee has the authority to retain an independent compensation consultant to provide data, analysis and counsel as necessary. After discussion with the CEO about the individual performance of each senior executive, individual compensation plans are established. The Committee meets in executive session without any members of management present to review similar information on the CEO. The Committee monitors the performance of the CEO and other senior executives throughout the year, and has final responsibility for determining their compensation levels.

Dow's policy is to manage senior executive total compensation at the median level relative to companies with which we compete for talent. The Committee compares compensation levels with a selected cross-industry group of other multinational manufacturing companies of similar size. Note that this is a different group of companies than those in the graphs on page 24.

Annual compensation for senior executives is comprised of three components: base salary, performance award (bonus) and long-term incentives. Each is explained more fully below.

Base Salaries

Base salaries for all Dow employees – including the Company's senior executives – are based upon an evaluation of their responsibilities, an assessment of their performance, and market comparisons from regularly scheduled compensation surveys. Average salaries for each employee group are managed so that they are within the median range of the survey results, in order to ensure Dow's ability to attract and retain a talented workforce. Changes in base salary for the senior executives named in the Proxy Statement compensation tables, as well as for all Dow employees, depend upon projected changes in the external market as well as the individual's contributions to Dow's corporate performance.

In establishing 2002 base salary compensation, the Committee reviewed the 2001 goals established by then Chief Executive Officer Michael D. Parker and his performance towards achieving each of them. Specifically, the Committee considered the following factors: economic profit; earnings per share; return on stockholder's equity; the achievement of synergies from the post-merger integration of Union Carbide Corporation, as well as other recently acquired entities; and the delivery of bottom-line results from the implementation of Six Sigma improvement processes throughout the Company. Based on these criteria and salary position relative to the external competitive market, his base pay was increased in March, 2002.

For 2003, the Company has made a decision not to implement base salary increases for any employees, as part of a broader plan to reduce costs, improve cash flow and increase profitability. William S. Stavropoulos was appointed CEO in mid-December 2002. He will be paid a base salary in 2003 that equals his last base salary as CEO in 2000, increased by factors that would have applied had he been in the position during 2001 and 2002 and received normal increases in salary. Otherwise, the CEO and other senior executives of the Company will forego any increase in base salary for 2003, as is the case with nearly all of the Company's employees around the globe. Like other employees, promotions for significant increases in responsibility may still be granted within this group during 2003.

In general, the Committee has structured the Chief Executive Officer's pay so that, at target levels of total direct compensation, no more than 25 percent is delivered as base pay. The remainder – more than 75 percent – is variable or performance-dependent pay. For the past several years, that ratio has been approximately 20 percent base pay and 80 percent of compensation at risk in the form of performance-dependent pay.

Performance Awards (Bonuses)

The Executive Performance Plan (the "Plan"), first established in 1994, sets a minimum performance goal of

26 2003 DOW PROXY STATEMENT

$700 million of Net Income as defined in the Plan. In addition, the Committee has determined that no award will be paid to those named in the Proxy Statement if a minimum economic profit level associated with the Dow employees' variable pay program is not achieved. Once these goals have been met, the Committee evaluates corporate and individual performance. The Committee was notified that the Net Income goal was not achieved in 2002. In accordance with the Plan, no bonuses were paid to senior executives under the Plan for 2002 performance.

Long-Term Incentive Compensation

In 2002, long-term incentive compensation ("LTI") for selected executives, including the senior executives of the Company, consisted of grants of Market-Priced Stock Options and Performance Shares. Market-Priced Stock Options include a three-year pro-rata vesting period to encourage retention of key executives and to provide a longer-term focus on creation of stockholder value. The exercise price of these options was the fair market value on the grant date. As a result, senior executives receive future gains from these options only to the extent the price of Dow stock increases. Performance Shares are shares of deferred stock that are earned only if the Company's financial performance over a five-year period (2002-2006) exceeds pre-established goals. The goals emphasize superior returns on capital, value growth, and share price appreciation that supports a Total Stockholder Return equal to the Company's cost of equity capital. The Committee approved LTI compensation awards for 2002 after evaluating the contribution of each senior executive to the Company's long-term performance and the impact of each senior executive's position on the organization.

To determine the former CEO's LTI compensation for 2002, the Committee evaluated progress towards several longer-term objectives, including:

•
Dow's long-term performance against key financial objectives, including measures of returns on capital at all points along the chemical pricing cycle, value growth and total stockholder return.

•
The multi-year achievement of bottom-line and top-line synergies from Dow's mergers and acquisitions, with a current emphasis on the effective integration of the Union Carbide Corporation into the overall operations of the Company.

•
The sustained realization of bottom-line results from the implementation of Six Sigma throughout the Company.

•
Initiatives regarding the development of Dow employees, including the recruitment and retention of a talented global workforce, and effective succession planning at the highest levels of the Company.

In addition, the Committee considered the appropriate mix of short-term and long-term compensation, the long-term incentive awards previously granted to the CEO and Dow's competitive position as compared to market data from the compensation comparison group.

The Committee determined that for 2002 the levels of LTI compensation granted to then CEO Mr. Parker reflected actual performance in 2001 measured against these goals, with appropriate consideration of the desired emphasis on long-term incentive compensation and the competitive positioning of the overall compensation package.

Share Ownership Guidelines

Minimum stock ownership guidelines for key Dow executives were established in 1998. The ownership requirement for the CEO is Dow stock equal in value to six times the current annual base salary. Mr. Stavropoulos exceeds the ownership guidelines required of the CEO. Other executives named in the Proxy Statement tables, as well as a group of other global business and corporate leaders, are required to own within four years from the date they entered the group of leaders subject to ownership guidelines, shares approximately equivalent in value to either three or four times the typical annual base salary for their job level. These guidelines are subject to periodic review to ensure that the levels are appropriate.

Retirement Agreement

The Company entered into an agreement with former CEO Mr. Parker effective February 12, 2003, which provided that Mr. Parker would retire from the Company and resign from the Board of Directors. The agreement provides for severance payments totaling $5,600,000 to be paid in three installments over two years, along with reimbursement of legal fees in the amount of $100,000. Mr. Parker will also receive a pension annuity from The Dow Chemical Company Executive Supplemental Retirement Plan that recognizes the incremental benefit associated with the approximately fifteen years during

2003 DOW PROXY STATEMENT 27

which he worked for the Company while residing in the United States. Mr. Parker's outstanding LTI awards will be allowed to run for their full term and without reduction, subject to other terms and conditions of the awards and certain forfeiture provisions as outlined in the agreement. The agreement is subject to Mr. Parker not engaging in certain employment for a period of two years from February 12, 2003, as well as other terms and conditions.

A Sub-Committee of the Compensation Committee, consisting of Messrs. Shapiro and Stern, represented the Compensation Committee during the Company's deliberations over this agreement with Mr. Parker. The agreement was approved by the Compensation Committee at its meeting of February 12, 2003.

Policy on Deductibility of Compensation

As noted above, the Company's compensation policy is based upon a pay-for-performance philosophy. U.S. federal tax laws (Section 162(m) of the Internal Revenue Code of 1986, as amended) impose a limitation on the Company's U.S. income tax deductibility of senior executive compensation unless it is "performance-based" under the tax rules. The Company's executive performance award and long-term incentive programs are stockholder-approved and are designed to comply with the requirements of Section 162(m). These policies do not preclude the Committee from making payments or awards where appropriate to retain and provide incentives to key executives, whether or not they may qualify for such deductibility.

Compensation Committee

Harold T. Shapiro, Chairman Jacqueline K. Barton J. Michael Cook	Willie D. Davis Barbara H. Franklin Paul G. Stern

OTHER GOVERNANCE MATTERS

Future Stockholder Proposals

If you satisfy the requirements of the Securities and Exchange Commission ("SEC") and wish to submit a proposal to be considered for inclusion in the Company's proxy material for next year's Annual Meeting, please send it to the Office of the Corporate Secretary.* Under the rules of the SEC, proposals must be received no later than November 28, 2003.

Nominations for Director

The Committee on Directors and Governance will continue its long standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations may be sent to the Committee on Directors and Governance through the Office of the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Office of the Corporate Secretary* between November 28, 2003, and January 27, 2004. Such notices must comply with the provisions set forth in the Bylaws. A copy of the relevant provisions of the Bylaws may be found on the Company's website at www.dowgovernance.com. Alternatively they will be sent without charge to any stockholder who requests them in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

Notification of Future Annual Meeting Business

Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Office of the Corporate Secretary.* For the 2004 Annual Meeting, written notice must be given between November 28, 2003, and January 27, 2004. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the relevant provisions of the Bylaws may be found on the Company's website at www.dowgovernance.com. Alternatively they will be sent without charge to any stockholder who requests them in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

*
The address is: Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.

28 2003 DOW PROXY STATEMENT

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders who share a single address, only one Annual Report and Proxy Statement will be sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If you hold your stock in "street name," you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, ADP, 51 Mercedes Way, Edgewood, NY 11717. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your account number to EquiServe, P.O. Box 43016, Providence, RI 02940-3016. The revocation of your consent to householding will be effective thirty days following its receipt.

Copies of Proxy Material and Form 10-K

Dow's Proxy Statement, Annual Report and annual report on Form 10-K are posted on Dow's website: www.dow.com. Stockholders can receive printed copies of each of these documents without charge by calling or writing EquiServe at 1-800-369-5606 or 781-575-3899, or P.O. Box 43016, Providence, RI 02940-3016.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and Annual Report in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. Registered stockholders may provide their consent when they vote their shares on the Internet at www.eproxyvote.com/dow. Most holders in street name may provide their consent for electronic delivery while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery but have since changed your email address, please re-register.

Stockholder Rights Policy (Poison Pill)

Your Board of Directors adopted the following policy on February 13, 2003:

The Board of Directors shall obtain stockholder approval prior to adopting any stockholder rights plan; provided, however, that the Board may act on its own to adopt a stockholder rights plan if, under the then current circumstances, the Board in the exercise of its fiduciary responsibilities, deems it to be in the best interest of Dow's stockholders to adopt a stockholder rights plan without the delay in adoption that would come from the time reasonably anticipated for stockholder approval. Any stockholder rights plan so adopted by the Board without prior stockholder approval will be submitted to a non-binding vote of stockholders as a separate ballot item at the next subsequent meeting of Dow stockholders. The Board shall not repeal this policy without first submitting it to a non-binding vote of Dow stockholders.

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares they represent with discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

/s/ TINA S. VAN DAM
Tina S. Van Dam Secretary of the Company	Midland, Michigan March 27, 2003

2003 DOW PROXY STATEMENT 29

Appendix A

AUDIT COMMITTEE CHARTER

(As amended and readopted in full on February 26, 2003.)

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring:

1.
The integrity of the financial statements of the Company.

2.
The independent auditors' qualifications, independence, and performance.

3.
The performance of the Company's internal audit function.

4.
The compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. The Company shall disclose as required by the Commission whether at least one member of the Audit Committee is an "audit committee financial expert" as defined by the Commission. The simultaneous service on the audit committees of more than two other public companies requires a Board determination that such simultaneous service does not impair the ability of such member to effectively serve on the Company's Audit Committee.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Committee on Directors and Governance. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet at each in-person meeting with management, the internal auditor and the independent auditors in separate executive sessions, and also in executive session with only the Committee members. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Committee Authority and Responsibilities

The Audit Committee shall perform the duties assigned to it by Section 4.3 of the Company's Bylaws and by the Board of Directors.

The Audit Committee shall have the sole authority to appoint or replace the independent auditors (subject to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should be approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

30 2003 DOW PROXY STATEMENT

The Audit Committee, to the extent it deems necessary or appropriate, shall:

As to Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' review of the quarterly financial statements.

3.
Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly reports from the independent auditors on:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

(c)
Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) rather than specifically as to individual press releases, analysts, and rating agencies.

6.
Discuss with management and the independent auditors the effect of applicable regulations and accounting profession initiatives as well as off-balance sheet structures on the Company's financial statements.

7.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8.
Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

As to Oversight of the Company's Relationship with the Independent Auditors

10.
Review and evaluate the lead partner of the independent auditors team.

11.
Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

12.
Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure

2003 DOW PROXY STATEMENT 31

  continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.
Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

14.
Discuss with the independent auditors matters of audit quality and consistency and any significant auditing or accounting issues presented by the audit engagement on which the audit team has consulted with their national office.

15.
Meet with the independent auditors prior to the audit to discuss the planning and staffing of the audit.

As to Oversight of the Company's Internal Audit Function

16.
Review the appointment and replacement of the senior internal auditing executive.

17.
Review the significant issues raised in reports to management prepared by the internal auditing department and management's responses.

18.
Review at least annually the internal audit department and its mission, responsibilities, independence, budget and staffing and any recommended changes in the planned scope of the internal audit.

As to Compliance Oversight Responsibilities

19.
Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated. Section 10A(b) relates to illegal acts that have come to the attention of the independent auditors during the course of the audit.

20.
Obtain reports from management, the Company's senior internal auditing executive and the independent auditors concerning whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

21.
Establish and implement procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.
Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

23.
Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

32 2003 DOW PROXY STATEMENT

Appendix B

THE DOW CHEMICAL COMPANY
2003-2013 EMPLOYEES' STOCK PURCHASE PLAN

1.	Purpose. The purpose of the Plan is to provide Employees of the Company with an opportunity to purchase shares of Common Stock through accumulated payroll deductions or direct payments during specified time periods.
2.	Definitions. When the following terms are capitalized within the text of the document, they have the meaning stated below.
2.01
"Annual Offering Price." For each Offering, the price at which Eligible Employees may purchase Common Stock. Subject to the limitations of Sections 9.02, 10, 11, 12, 13, 14, 18 and 20 below, it shall be the lower of:
(a)
Eighty-five percent of the average of the daily high and low price for Common Stock as reported on the New York Stock Exchange Composite Tape for any consecutive 15 trading days between February 1 and April 30 of the same calendar year as such Offering, each such 15 trading day period determined by the Plan Administrator in his or her sole discretion; provided however, that in 2003, such 15 trading day period to occur between June 1 and September 1, 2003, to allow for stockholder consideration of the Plan at the Company's 2003 Annual Meeting of Stockholders; or
(b) Market Price on a Final Annual Offering Payment Date.
2.02	"Common Stock." Common Stock of The Dow Chemical Company, par value $2.50.
2.03	"Company." The Dow Chemical Company.
2 .04	"Co-op." An Employee who is classified by his or her Participating Employer as having Co-op status for employment purposes.
2.05	"Dow." The Dow Chemical Company.
2.06
"Eligibility Date." The date designated each year by the Plan Administrator on which an Eligible Employee must be on the payroll of the Company or a Participating Employer to be eligible to participate in that year's annual Offering.
2.07	"Eligible Employee." See Section 3 for definition.
2.08	"Employee." A person who:
(a) Is employed by a Participating Employer to perform services in an employer-employee relationship; and
(b) Receives a payment for services performed for the Participating Employer directly from the Participating Employer's or Dow's payroll department; and
(c)
Does not receive compensation for services performed for the benefit of a Participating Employer from an entity that is not the Participating Employer or Dow. The definition of "Employee" does not include an individual who performs services for the benefit of a Participating Employer if his or her compensation is paid by an entity that is not the Participating Employer or Dow; such individual is not an "Employee" for purposes of the Plan even if such individual is determined by a court or regulatory agency to be a "common law employee" of a Participating Employer.
2.09
"Final Annual Offering Payment Date." The final date on which lump sum payment or prepayments may be made and the deadline to withdraw from the Offering. It is also the deadline for the selection of Plan options available to former Employees who retired, went on long-term disability, entered the military service, or died while subscribers under the Offering. (If no written election is received by this date, shares of Dow stock paid for up to that time will be issued and any excess remaining from the amount deducted will be refunded, without interest.)
2.10
"Full-time Employee." An Employee who is classified by his or her Participating Employer as having full-time status for employment purposes and whose normal work schedule is equivalent to the standard hours defined by their Salary Plan.
2.11	"Hourly Employee." An Employee who is represented by a collective bargaining unit that has been recognized by his or her Participating Employer.
2.12	"Intern." An Employee who is classified by his or her Participating Employer as having Intern status for employment purposes.

2003 DOW PROXY STATEMENT 33

2.13	"Less-than-full-time Employee." An Employee who is classified by his or her Participating Employer as having less-than-full-time status for employment purposes.
2.14	"Market Price." The average of the high and low prices of Common Stock as reported on the New York Stock Exchange Composite Tape.
2.15	"Offering." One of up to ten annual Offerings (the "Offerings") that may be made under the Plan to Eligible Employees to purchase shares of Common Stock. The Annual Offering Price and other material terms may differ for each Offering pursuant to the terms of the Plan.
2.16	"Offering Enrollment Period." The time period determined by the Plan Administrator in his or her sole discretion during which Eligible Employees may enroll in an Offering to qualify for participation.
2.17	"Part-time Employee." An Employee who is classified by his or her Participating Employer as having part-time status for employment purposes.
2.18	"Participating Employer." Dow or a Subsidiary of Dow that Dow has authorized to participate in the Plan. In order to qualify as a Participating Employer, any Subsidiary in which the Company has less than 100 percent of the voting power must agree that entities owning the remaining percentage of voting power will underwrite their proportional costs of the Offering.
2.19	"Plan." The Dow Chemical Company 2003-2013 Employees' Stock Purchase Plan.
2.20	"Plan Administrator." The Vice President of Human Resources of the Company.
2.21	"Prepayment Start Date." The first date during each Offering that subscribers may prepay all (lump sum payment) or the remaining balance of his or her subscription (see Section 10 below).
2.22	"Salary Plan." A grouping of jobs based on market salary similarities and/or related job requirements associated with the Eligible Employee.
2.23	"Student." An Employee who is classified by his or her Participating Employer as having Student status for employment purposes.
2.24	"Subscription Contract." A document designated by the Plan Administrator for the purpose of contracting to participate in an Offering.
2.25	"Subsidiary." Any corporation, partnership or other legal entity in which the Company has, directly or indirectly, 50 percent or more of the voting power that is organized under the laws of one of the United States of America, a possession of the United States of America or the laws of any non-U.S. country.
2.26	"Temporary Employee." An Employee who is classified by his or her Participating Employer as having temporary status for employment purposes.
3.	Eligible Employees. An Offering will be made to Eligible Employees who, during the entire period between the Eligibility Date for such Offering and the last day of the Offering Enrollment Period for such Offering, are regular Full-time Employees of a Participating Employer. Groups of otherwise Eligible Employees may be excluded from participation based upon terms of negotiated labor agreements that apply to such Employees.
Members of Dow's Board of Directors who on the Eligibility Date are Decelerating Directors shall not be Eligible Employees.
Part-time, Less-than-full-time, and Temporary Employees whose normal work schedule is 50 percent or more of the standard hours for their Salary Plan are Eligible Employees for an Offering if they have been on the payroll of a Participating Employer during all or part of the calendar year prior to the year of the Offering. Co-ops, Interns and Students are not eligible to subscribe. Employees whose normal work schedule is less than 50 percent of the standard hours for their Salary Plan are not eligible to subscribe. Employees under majority age may subscribe to an Offering if they meet all the other requirements stated above.
A group of Employees whose employer is acquired by the Company or another Participating Employer through merger and acquisition activity may, at the discretion of the Plan Administrator, be provided the opportunity to participate in an Offering upon close of such merger or acquisition transaction, provided the Employee was on the payroll of the acquired company during the entire period between the Eligibility Date of such Offering and the last day of the Offering Enrollment Period. Notwithstanding any other provisions herein, for such a group of Employees, the Offering Enrollment Period and the date used to determine the size of an Eligible Employee's maximum subscription under the Offering may differ from the dates applicable to such Offering if, in the judgment of the Plan Administrator, this modification is necessary or desirable to further the purpose of the Plan.

34 2003 DOW PROXY STATEMENT

4.	Participation and Duration of Offer. Participation in an Offering is voluntary on the part of the Eligible Employee. In order to participate in an Offering, however, an Eligible Employee must properly subscribe to the Offering by following the instructions of the enrollment materials made available to Eligible Employees for such Offering. The Plan Administrator shall not make individual exceptions to the Offering Enrollment Period deadlines.
5.	Annual Offering Calendar. Prior to each Offering, the Plan Administrator will provide a calendar of key events for such Offering to Eligible Employees. The calendar shall include the Eligibility Date, the Offering Enrollment Period, the dates for determining the Annual Offering Price, the Prepayment Start Date, and the Final Annual Offering Payment Date. The Plan Administrator shall not have the discretion to make individual exceptions to the Offering deadline dates.
6.	Market Price on a Final Annual Offering Payment Date. If the Market Price on the Final Annual Offering Payment Date becomes the Annual Offering Price for any Employees pursuant to Section 2.01, any amount by which the total withheld from the pay of such subscriber still participating in the Offering exceeds the total Market Price on the Final Annual Offering Payment Date of the shares for his or her current subscription shall be refunded (without interest) to the subscriber.
Such refund shall only be available to subscribers who:
(a) During the Offering Enrollment Period, made the election to pay by payroll deduction;
(b) Did not prepay for their shares (see Section 10 below);
(c) Remain enrolled in an Offering on the Final Annual Offering Payment Date; and
(d) Are not covered by Sections 11 through 14 below.
No subscriber will be permitted to purchase, except as provided in Section 17 below, more shares than those for which he or she originally subscribed, or to which his or her subscription has been prorated. If any subscriber has reduced his or her subscription prior to the end of the withholding period, such subscriber may not purchase more than the shares in the reduced subscription. Any subscription prepayment, lump sum payment or cancellation during the withholding period shall be final, and shall not be affected by the terms of the Plan with respect to Market Price on the Final Annual Offering Payment Date.
7.	Number of Shares an Employee May Purchase. For each Offering the minimum subscription that will be accepted is for five shares of Common Stock or a percentage of base pay that will purchase no less than five shares of Common Stock. Eligible Employees may enroll in any Offering for either a specific number of shares of Common Stock or a specific percentage of their annual base salary to be used to purchase shares of Common Stock. No Eligible Employee may enter a subscription for shares of Common Stock having a total purchase price (based on Section 2.01(a)) in excess of ten percent of such Eligible Employee's annual base salary. If enrollment is for a percentage of annual base salary, the enrollment must be in a whole percentage that cannot be greater than ten percent. For this purpose, "annual base salary" consists of regular base pay only and does not include any overtime pay, shift premium, sales incentives and commissions, cash awards, performance pay, compensation resulting from participation in this or any other similar employee stock purchase plan, or award and option plan compensation. In the case of an Hourly Employee, the term "annual base salary" means, for the purpose of the Plan, such Eligible Employee's base hourly rate multiplied by the standard number of working hours in a year as determined by the applicable Participating Employer. The size of an Eligible Employee's permissible subscription under the Plan if the Eligible Employee is a regular Full-time Employee will be determined using base wage and salary rates in effect on the Eligibility Date of the Offering. The size of an Eligible Employee's permissible subscription for any Offering, if the Eligible Employee is a Part-time or Temporary Employee, will be determined using the Eligible Employee's total actual paid base salary or wage earnings in the prior year. Whether enrollment is by number of shares or by percentage of annual base salary will be determined on an annual basis by the Plan Administrator based upon the availability of systems to facilitate the enrollment. If enrollment is by percentage of annual base salary, when converted to purchased shares of Common Stock, the purchase will be for whole shares. If there is a fractional share, the purchase will be rounded down to the next whole share.
8.	Annual Registration of Shares. Each year for which there is an Offering, the Company will register the number of additional shares believed to be sufficient for that year's Offering. Registered shares

2003 DOW PROXY STATEMENT 35

not issued in an Offering may be used in subsequent Offerings. If the number of shares for which Eligible Employees subscribe is greater than the number of shares then currently registered, the subscription level for each Eligible Employee will be determined by prorating the available shares among the subscriptions received.
9.	Method of Payment. Eligible Employees will irrevocably elect either payroll deduction or lump sum payment for each Offering to which he or she wishes to subscribe.
9.01	Payroll Deductions. Subject to a subscriber's right to prepayment as described in Section 10 below, subscriptions will be payable by means of payroll deductions for those Eligible Employees electing this method of payment. Each subscriber shall authorize a deduction from such subscriber's pay by subscribing to an Offering in the manner specified in Section 4 above. In connection with each Offering the Plan Administrator will provide, prior to the Offering Enrollment Period, the per share amount that will be deducted each pay period for weekly, bi-weekly, semi-monthly, and monthly pays. Payroll deductions pursuant to each Offering will commence within 60 days after the end of an Offering Enrollment Period. The schedule of deductions may not result in deductions for the exact amount of a subscriber's total subscription price. Any necessary adjustments will be made in the final deduction. Eligible Employees of certain Subsidiaries of the Company may not be offered this payroll deduction alternative. If a subscriber misses any payment because of temporarily being off the payroll and does not make up such payment through the applicable payroll department, he or she shall be required to make one of the elections listed under Section 11 below on or before the Final Annual Offering Payment Date. Otherwise the Company shall deliver the shares of Common Stock paid for (based on the Annual Offering Price as set forth in Section 2.01) and refund any excess remaining from the amount deducted, without interest.
9.02	Lump Sum Payment. Eligible Employees electing this method of payment shall remit a lump sum payment to the Company for the entire subscription amount. Lump sum payments can be made at any time after the Prepayment Start Date (see Section 10) and before the Final Annual Offering Payment Date. Lump sum payments remitted prior to the Final Annual Offering Payment Date shall be based upon the Annual Offering Price and shall be final, and such subscribers shall not thereafter benefit from any terms of the Plan with respect to Market Price on a Final Annual Offering Payment Date. If a partial payment is received by the subscriber's payroll department, the Company shall deem the subscriber to have reduced the subscription to a lesser number of shares of Common Stock, but no reduced subscription shall be for less than five shares. Any unpaid shares will be considered canceled. In the event a subscription payment is not received by the subscriber's payroll department prior to the close of business on the Final Annual Offering Payment Date, the Company shall deem the subscriber to have canceled his or her subscription under the Plan in its entirety. It is the subscriber's sole responsibility to monitor his or her payment obligation; subscribers will not be issued individual reminders. Some Subsidiaries of the Company located outside the United States may not be offered the lump sum payment alternative due to tax regulations associated with that payment option. Employees who elect the lump sum payment method are reminded that there is a one-day window that provides the opportunity to purchase shares of Common Stock at the Market Price on the Final Annual Offering Payment Date if the Market Price on the Final Annual Offering Payment Date is lower than the Annual Offering Price. In this case, the SP-3 form and payment must be received by the subscriber's local payroll department prior to the close of business on the Final Annual Offering Payment Date, and must be dated on the Final Annual Offering Payment Date. Employees electing this alternative are limited to remitting payments during the period between the Prepayment Start Date and the Final Annual Offering Payment Date, both dates inclusive. Subscribers who leave the employment of the Company prior to the Prepayment Start Date of an Offering for reasons other than retirement, long-term disability, entry into military service, death, separation under a severance policy due to corporate downsizing or restructuring, sale of a business where the subscriber accepts a position and transfers employment to the new purchaser or transfers to a company affiliated with Dow that is not a Participating Employer will not have an opportunity to purchase the shares and the subscription will be deemed canceled in its entirety.
9.03	Payment Terms Applicable to Employees Outside of the United States. Subscribers residing outside of the United States shall pay for their subscriptions in the currency in which they are paid. On the first day of each calendar month during each Offering period, the area controller's department will calculate a new conversion rate for converting the applicable currencies to U.S. dollars

36 2003 DOW PROXY STATEMENT

based on the prevailing rates of exchange. In the case of subscribers electing payroll deduction payment, such conversion rates will be used to determine the local currency amount deducted from subscribers' pay that month, sufficient to produce the U.S. dollar amount necessary for their individual subscriptions based on the Annual Offering Price. If a subscription is reduced or canceled, or if the applicable Annual Offering Price is the Market Price on the Final Annual Offering Payment Date, any refund (without interest) due the subscriber shall be paid in the currency in which the Employee is paid, based on the total local currency amount previously deducted. In the case of subscribers electing a lump sum payment, such conversion rates will be used to determine the local currency amount to be remitted to the local payroll office of the Company.
10.	Prepayment. At any time beginning with the Prepayment Start Date of an Offering, and ending on the Final Annual Offering Payment Date, both dates inclusive, any subscriber under an Offering may, without penalty, make a single payment or prepayment of the entire balance of his or her subscription remaining unpaid up to the time of such payment or prepayment or make a payment for a reduced number of shares of Common Stock, but such reduced number of shares must be no less than five shares. No payment or prepayment will be accepted until the Prepayment Start Date of an Offering. Lump sum payments remitted prior to the Final Annual Offering Payment Date shall be based upon the Annual Offering Price as described in Section 2.01(a) and shall be final. Such paying subscriber shall not thereafter benefit from any terms of the Plan with respect to Market Price on the Final Annual Offering Payment Date.
11.	Cancellation or Reduction of Right to Purchase. At any time up to and including the Final Annual Offering Payment Date in an Offering, any subscriber may cancel his or her subscription under the Offering in its entirety or, once and once only, reduce (but not increase) such subscription to a lesser number of shares of Common Stock, but no reduced subscription shall be for less than five shares. If a subscriber cancels his or her subscription under the Offering in its entirety, he or she shall receive a refund of the entire amount deducted from his or her pay for such subscription up to the time of cancellation, without interest. If a subscriber reduces his or her subscription under the Offering and if the sum of prior deductions equals or exceeds the total purchase price (based on the Annual Offering Price as described in Section 2.01(a)) of the reduced subscription, such subscriber will be issued the reduced number of shares of Common Stock for which he or she has subscribed and will receive a refund for any excess of the prior deductions over the purchase price of the reduced subscription, without interest. If the amount of prior deductions is less than the total purchase price of the reduced subscription, the subscriber may:
(a) Beginning on the Prepayment Start Date of an Offering, pay in a single payment the new unpaid balance and instruct the Participating Employer to issue the reduced number of shares; or
(b) Leave the amount previously deducted with the Participating Employer and instruct such employer to reduce future deductions in proportion to the subscription reduction; or
(c) Instruct the Participating Employer to refund deductions previously made for the number of shares by which the subscription is reduced and to reduce the amount of future deductions to that necessary to pay for the reduced subscription.
All elections concerning the cancellation or reduction of subscriptions under the Plan shall be made on the appropriate cancellation/reduction of subscription form (instructions will be provided in the annual enrollment materials). Any cancellation or reduction of a subscription or any payment or prepayment in connection with a reduction of a subscription shall be final and the subscriber shall not thereafter benefit from any terms of the Plan with respect to Market Price on the Final Annual Offering Payment Date. All repayments and refunds will be paid without interest.
12.	Retirement, Long-Term Disability, Entry into Military Service or Death. If a subscriber under an Offering retires under a Participating Employer's retirement plan, becomes a participant of a long-term disability plan maintained by his or her Participating Employer, enters military service or dies, such subscriber or his or her executor, administrator or heirs, as the case may be, shall have the following four options:
(a) To receive delivery of the shares of Common Stock paid for up to that time (based on the Annual Offering Price as described in Section 2.01(a)) if five or more shares have been paid for, and to receive a refund of any excess remaining from the amount deducted; or

2003 DOW PROXY STATEMENT 37

	(b)	To receive a lesser number of shares (at least five shares) of Common Stock (based on the Annual Offering Price as described in Section 2.01(a) above) and a refund of the balance; or
	(c)	To receive a refund of the entire amount previously deducted; or
	(d)	To pay the remaining balance of his or her subscription in full or in part (at least five shares) and receive delivery of the total number of shares of Common Stock paid for (based on the Annual Offering Price as described in Section 2.01(a)).
Such options by a retired or disabled subscriber, a subscriber who has entered the military service, or on behalf of a deceased subscriber must be elected not later than the Final Annual Offering Payment Date for the Offering. In the event no election is made by the Final Annual Offering Payment Date for the Offering, the Company shall deliver the shares of stock paid for up to that time (based on the Annual Offering Price as set forth in Section 2.01(a)) and refund any excess remaining from the amount deducted. All elections with respect to the options available to subscribers under the Plan who retire, become disabled or who enter the military service, or made on behalf of deceased subscribers, shall be made on the appropriate subscription form (instructions will be provided in the enrollment materials). Any payment or prepayment shall be final and the subscriber shall not thereafter benefit from any terms of the Plan with respect to Market Price on the Final Annual Offering Payment Date. All repayments and refunds will be paid without interest.
13.	Separation from Employment. If a subscriber under the Plan leaves the employment of the Company or another Participating Employer (except in the case of transfer from one of such companies to another in which case there will be no change; or except in cases of retirement, long-term disability, entry into military service or death, which latter four cases are governed by Section 12; or except if such termination of employment is the result of the Company selling a line of its business and the subscriber accepts a position and transfers employment to the new purchaser, or separation under a severance policy due to corporate downsizing or restructuring, or transfers to a company affiliated with Dow that is not a Participating Employer, which cases are governed by Section 14), such departing subscriber shall at that time have Options (a), (b), and (c) set forth in Section 12. If such departing subscriber leaves such employment on or after the Prepayment Start Date of an Offering, Option (d) in Section 12 is also available. The departing subscriber must elect an option not later than the last business day of employment. In the event no timely election is made, the Company shall treat such failure as an election to exercise Option (c) in Section 12 and shall refund the entire amount of deductions accordingly. All elections with respect to the foregoing options upon termination of employment shall be made on the appropriate subscription form (instructions will be provided in the enrollment materials). Any payment or prepayment shall be final and the subscriber shall not thereafter benefit from any terms of the Plan with respect to Market Price on the Final Annual Offering Payment Date. All repayments and refunds will be paid without interest. If such departing subscriber elected the lump sum payment method, payment in full along with any applicable withholding taxes must be received by the subscriber's payroll department of the Company prior to the last business day of employment. If such departing subscriber leaves such employment prior to the Prepayment Start Date of a Plan year, which is the earliest date that subscribers can remit lump sum payments for annual subscriptions under the Plan, the departing subscriber will not have an opportunity to purchase the shares and the subscription will be deemed canceled in its entirety. All elections with respect to the foregoing options upon termination of employment shall be made on the appropriate subscription form (instructions will be provided in the annual enrollment materials). Any payment received prior to the Final Annual Offering Payment Date shall be based upon the Annual Offering Price as described in Section 2.01(a), and shall be final, and such subscribers shall not thereafter benefit from any terms of the Plan with respect to Market Price on the Final Annual Offering Payment Date. All repayments and refunds will be paid without interest.
14.	Selling Line of Business, Separation under a Severance Policy, or Transfer to a Non-Participating Employer. If the employment of a subscriber for shares of Common Stock under an Offering is terminated by the Company or another Participating Employer as a result of the Company or another Participating Employer selling a line of business and if the subscriber accepts a position and transfers employment to the new purchaser, or if the subscriber separates under a severance policy due to corporate downsizing or restructuring, or if the subscriber transfers to a company affiliated with Dow that is not a Participating Employer, such subscriber shall have the same four options as a departing subscriber who leaves his or her employment due to retirement, long-term disability, entry

38 2003 DOW PROXY STATEMENT

into military service or death, as set forth in Section 12 except that the subscriber shall have 30 days after his or her termination of employment or transfer elect an option; all other aspects of a subscriber's election pursuant to this Section 14 shall be governed by Section 12. This Section 14 also covers subscribers who transfer to a Subsidiary located in a country where the lump sum payment alternative is not made available due to tax or legal reasons. In that situation, the subscriber shall have a period of 30 days after his or her transfer to remit the subscription payment in full or in part (at least five shares) and receive delivery of the total number of shares of Common Stock paid for (based on the Annual Offering Price as described in Section 2.01).
15.	Issuance of Shares. After a subscription under an Offering is fully paid (or, at the subscriber's option, upon prepayment, or reduction and prepayment, all in accordance with the terms and conditions of the Plan), the subscriber may receive a certificate or a deposit into a book entry account such as the Dow Dividend Reinvestment Account or brokerage account at an institution that has been engaged by the Company to facilitate delivery of shares to Employees, for the number of shares of Common Stock for which he or she has paid and shall be a stockholder and have all the rights incident thereto, including the right to such future dividends as may from time to time be declared by the Board of Directors. The Company reserves the right to determine which methods of delivery will be available on an annual basis. A minimum of five shares shall be issued, and not more than one certificate shall be issued pursuant to any one subscription, except to replace a lost stock certificate. Until the shares are issued, the subscriber will not be entitled to any dividends or voting rights on stock subscribed for under an Offering. Under no circumstances will a subscriber be entitled to receive any interest on subscription payments.
16.	Assignment. No Eligible Employee may assign, transfer, pledge or use as security for a loan any of his or her rights under the Plan. Any attempt to do so will be cause for the Plan Administrator to treat the action as if it were a complete withdrawal from the Plan. After a stock certificate has been issued, such certificate may be assigned or transferred the same as any other stock certificate.
17.	Adjustments Upon Changes in Capitalization, Etc. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, the price per share and the number of shares covered by any subscription under the Plan, but unissued at the record date of such stock split, dividend, distribution or reclassification, will be adjusted proportionately. No fractional shares of Common Stock shall be issued pursuant to such an adjustment, however, and the fair market value of any fractional shares resulting from adjustments pursuant to this Section 17 shall be paid to the subscriber, without interest.
18.	Alternate Conditions for Non-U.S. Subscribers. Alternate conditions may be incorporated in Subscription Contracts or related agreements with Eligible Employees or subscribers residing in countries outside the United States, as may be required to comply with the laws and regulations of such countries relating to the purchase or taxation of U.S. securities.
19.	Administration and Interpretation. The Vice President of Human Resources of the Company will administer the Plan with the assistance of human resources and payroll personnel of the Company and other Participating Employers at various locations throughout the world. Subject to the express provisions of the Plan, the Plan Administrator shall have authority to interpret and construe any and all provisions of the Plan, to adopt rules for administering the Plan, to develop and approve all documents necessary for carrying out the Plan, to establish the start and end dates for each Offering, and to make all other determinations deemed necessary or advisable for administering the Plan. Nothing herein shall require an Offering to be made in each and every year of the term of the Plan. The Board of Directors, upon the recommendation of the Compensation Committee and in its best judgment, may determine not to make one or more Offerings.
20.	Amendment. The Plan may be amended or terminated by the Board of Directors of the Company. However, any "material revision" to the Plan, as that term is defined in the Listing Standards of the New York Stock Exchange, or in other applicable laws or regulations, shall require shareholder approval.
21.	Shares Available Under the Plan. The maximum number of shares that is authorized for the term of the Plan is 65,000,000 shares, subject to adjustment pursuant to Section 17.

2003 DOW PROXY STATEMENT 39

Appendix C

THE DOW CHEMICAL COMPANY
2003 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN

1.	Establishment and Purpose of the Plan.

The Dow Chemical Company 2003 Non-Employee Directors' Stock Incentive Plan (the "Plan") is established upon the following terms and conditions. The purposes of the Plan are to advance the interests of The Dow Chemical Company (the "Company") through the attraction, motivation and retention of qualified non-employee Directors. The Plan will provide a means for non-employee Directors to increase their equity ownership of the Company consistent with the Company's guidelines for stock ownership by non-employee Directors. By increasing their ownership interest in the Company, the economic interests of the non-employee Directors will more closely align with those of all other stockholders of the Company. If approved by the stockholders, no additional grants will be made from the 1998 Non-Employee Directors' Stock Incentive Plan after the date of such approval.
2.	Definitions.
2.01	Award: A grant of Options, Restricted Stock, and/or Deferred Stock to an Awardee.
2.02	Awardee: An Eligible Director to whom an Award is made.
2.03
Award Agreement: Each Award of Options, Restricted Stock or Deferred Stock shall be evidenced by an Option Agreement, a Restricted Stock Agreement or a Deferred Stock Agreement. Such Award Agreement shall conform to the provisions of the Plan and shall specify the Date of Grant, the Option Price for grants of Options, vesting provisions and any restrictions for grants of Restricted Stock or Deferred Stock.
2.04	Basic Annual Award: An Award granted to each Eligible Director once each year based upon the formulas described in Section 13.
2.05	Board of Directors: The Board of Directors of the Company.
2.06
Change of Control: A Change of Control of the Company of a nature that would be required to be reported in response to Item 403(c) of Regulation S-K whether or not the Company is then subject to such reporting requirement; provided that, without limitation, a Change of Control shall be deemed to have occurred if (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities entitled to vote in an election of Directors of the Company; or (b) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new Directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three quarters (3/4) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
2.07	Common Stock: The Common Stock of the Company, par value $2.50 per share, or such other class or kind of share or other securities as may be applicable under Section 6.
2.08	Company: The Dow Chemical Company, a Delaware corporation, or any successor to substantially all its business.
2.09
Date of Grant: The date an Award is granted to an Eligible Director. The Date of Grant will be March 5 of each year during the life of the Plan and for any supplemental grant, on a date determined by the Board of Directors. If the New York Stock Exchange ("NYSE") is not open on such date, the Date of Grant will be the next subsequent day on which the NYSE is open.
2.10
Deferred Stock: Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Committee on Directors and Governance shall determine. Prior to the issuance of Deferred Stock, the Company shall pay or accrue an amount equivalent to the dividends on that Deferred Stock from the date of grant. Awards of Deferred Stock shall be made pursuant to a Deferred Stock Agreement between the Company and each Awardee that may contain additional terms.

40 2003 DOW PROXY STATEMENT

2.11	Deferred Stock Agreement: The written agreement between the Company and the Awardee for a grant of Deferred Stock.
2.12	Eligible Director: Any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary as defined in Section 2.20.
2.13
Fair Market Value: As applied to a specific date, the average of the highest and lowest market prices of Common Stock, as reported on the consolidated transaction reporting system for the NYSE on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.
2.14	Option: Any option or options providing for the purchase of a stated number of whole, not fractional, shares of Common Stock pursuant to Section 5.
2.15	Option Agreement: The written agreement between the Company and Awardee for the grant of an Option.
2.16	Option Price: The price at which Common Stock of the Company may be purchased upon the exercise of an Option shall be the Fair Market Value on the Date of Grant.
2.17	Plan: The Dow Chemical Company 2003 Non-Employee Directors' Stock Incentive Plan.
2.18
Restricted Stock: Restricted Stock under the Plan is Common Stock of the Company restricted as to sale for such time, and/or under such conditions, as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will nevertheless be entitled to receive dividends from and to vote the shares of Restricted Stock. Awards of Restricted Stock shall be made pursuant to a Restricted Stock Agreement between the Company and each Awardee that may contain additional terms.
2.19	Restricted Stock Agreement: The written agreement between the Company and the Awardee for a grant of Restricted Stock.
2.20
Subsidiary: Any business association (including a corporation or a partnership other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing fifty (50) percent or more of the total combined voting power of all classes of equity interests in one or the other associations in such chain.
2.21
Supplemental Grant: A grant of Options, Restricted Stock, or Deferred Stock that is in addition to the Basic Annual Award and is granted to an Eligible Director as a result of that Eligible Director taking on additional responsibilities as a member of the Board of Directors of the Company.
3.	Stock Subject to the Plan.

The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or of other consideration in lieu of such shares, the shares subject to such Award, to the extent of such termination or forfeiture, shall again be available for grant under the Plan during the term of the Plan.
4.	Duration of Plan.
The Plan shall have a duration of ten (10) years commencing on January 1, 2003.
5.	Grants of Stock.
5.01
Frequency of Grants. Basic Annual Awards shall be made on an annual basis on the Date of Grant as defined in Section 2.09. Supplemental Grants may be made at any time in the discretion of the Board of Directors. If the Plan is approved by the Company's stockholders, grants of Restricted Stock pursuant to Section 13(b) will be made as of March 5, 2003.
5.02	Size of Grants. The size of each Basic Annual Award shall be calculated by the formulas as described in Section 13. The size of any Supplemental Grant shall be determined by the Board of Directors.
5.03
Individual Limits. An annual aggregate limit of 25,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director, such limit including both the Basic Annual Award and any Supplemental Grant received during any given calendar year.
5.04	Types of Grants. Grants may consist of Options, Restricted Stock, or Deferred Stock or a combination of Options, Restricted Stock and Deferred Stock during any given calendar year.

2003 DOW PROXY STATEMENT 41

5.05
Terms of Grants. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten (10) years from the Date of Grant. The Option Price shall be the Fair Market Value of Dow Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the Date of Grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may reprice any Option that is "underwater." Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock. Lifting of restrictions will be accelerated in the event of a Change of Control as defined in Section 2.06. Deferred Stock is Common Stock of the Company to be issued to an Awardee under the Plan in one or more installments beginning at such time in the future as the Committee on Directors and Governance shall determine. Prior to the issuance of Deferred Stock, the Company shall pay or accrue an amount equivalent to the dividends on that Deferred Stock from the date of grant. Delivery of the Deferred Stock will be accelerated in the event of a Change in Control as defined in Section 2.06.
5.06
Termination of Membership on the Board of Directors. Notwithstanding the provisions of Section 5.05, an Option whose term has not yet expired that is held by an Awardee shall become fully vested and immediately exercisable upon such Awardee's death or retirement from the Board of Directors. Any such Options must be exercised (a) within five (5) years from such termination of Board membership or Change of Control or (b) within the original term of the Option, whichever time is less, or such Option shall thereafter automatically terminate. Options held by an Awardee whose membership on the Board of Directors terminates for reasons other than those described above, unless subject to the provisions of Section 8 of the Plan, shall expire within six (6) months from Board termination and are exercisable only to the extent they have vested, as provided for under Section 5.05, prior to expiration. Grants of Restricted Stock shall have their restrictions accelerated in the event of the Director's death or retirement from the Board of Directors. In such event, the Common Stock related to such grant shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event. Grants of Deferred Stock shall have their issuance accelerated in the event of the Director's death or retirement from the Board of Directors. In such event, the Common Stock related to such grant shall be delivered to the retired Director or such Director's beneficiary as soon as administratively feasible after such event.
6.	Adjustments upon Changes in Capitalization.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend, the Board of Directors of the Company will make appropriate adjustment in the number and kind of shares authorized by the Plan, and any adjustments to outstanding awards as it deems appropriate. However, no fractional shares of Common Stock will be issued pursuant to any such adjustment, and the Fair Market Value of any fractional shares resulting from adjustments will be paid in cash to the Awardee.
7.	General Provisions.

Each Award is normally made through a written Award Agreement between the Company and the Awardee. Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Awardee any right with respect to continuance as a Director.
8.	Forfeiture.

All Options, Restricted Stock, and Deferred Stock granted to an Awardee shall automatically terminate and be null and void as of the date an Eligible Director's service on the Board of Directors terminates if the directorship is terminated as a result of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any Subsidiary.
9.	Non-Assignability.
Awards may not be pledged, assigned, or transferred for any reason during the Awardee's lifetime, and any attempt to do so shall be void and the relevant Award shall be immediately forfeited.

42 2003 DOW PROXY STATEMENT

10.	Beneficiary upon Awardee's Death.

Notwithstanding the provisions of Section 9, an Awardee's Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed and filed with the Company. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Awardee's Award(s) shall succeed to his or her legal representative and shall be transferable by will or pursuant to the laws of descent and distribution.
11.	Plan Administration.

The Plan is administered by the Committee on Directors and Governance of the Board of Directors. The Committee shall have the authority to interpret the Plan and to provide for additional terms and conditions as may be reflected in the Award Agreements.
12.	Amendment and Termination of the Plan.

The Board of Directors of the Company shall have the power to amend or terminate the Plan without further action of the stockholders, but no such amendment may: materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or any other change in corporate structure of the Company affecting the Common Stock, or a sale by the Company of all or a substantial part of its assets, or any distribution to stockholders other than a cash dividend); withdraw administration of the Plan from the Committee on Directors and Governance of the Board of Directors; change the types of awards available under the Plan; extend the term of the Plan; constitute a "material revision" to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards; or delete or limit the scope of the Plan provision prohibiting the repricing of Options that are "underwater."

The duration of the 2003 Plan shall be ten years. No additional grants will be made after December 31, 2012 unless the Board of Directors decides to terminate the Plan earlier or the stockholders of the Company approve an extension.
13.	Formulas for Basic Annual Awards of Stock Options and of Restricted Stock.
(a) Stock Options:
Prior Year Average Remuneration x 45% = Target Net Present Value
Target Net Present Value / (BSV% x Dow Share Price) = Number of Options Granted
(Note: Number of Options granted will be rounded up to the next increment of 50)
Definition of Terms:

Prior Year Average Remuneration is the average of the aggregate total of retainer and meeting fees paid to the non-employee Directors during the calendar year prior to the Option grant being calculated, excluding from the average any non-employee Director's compensation that does not represent a full year of Board service.
45% represents the net present value percentage of the Prior Year Average Remuneration that this Basic Annual Award is targeted to deliver.

BSV% represents the Black-Scholes valuation of a ten-year Option to purchase shares of Common Stock of The Dow Chemical Company at market price upon commencement of the Option term. The Black-Scholes value is updated on a periodic basis.
Dow Share Price represents the average of high and low prices on the NYSE for common shares of The Dow Chemical Company on the Date of Grant of the Options.
(b) Restricted Stock:
66.67% x Annual Basic Retainer = Target Value
Target Value / Market Price of Dow Stock on Grant Date = Grant of Restricted Shares
The Grant of Restricted Shares will be rounded up to the next increment of 50 shares.
Definition of Terms:
Annual Basic Retainer is the annual basic amount paid to all non-employee Directors (on 1/1/03, an amount equal to $45,000).
Target Value is the cash value of the Restricted Stock Grant on the Date of Grant (on 1/1/03, an amount equal to $30,000).

2003 DOW PROXY STATEMENT 43

Market Price on the Date of Grant is the Fair Market Value as defined in Section 2.13 on the Date of Grant.
14.	Income Tax Status.
The Company has been advised by its tax counsel that awards made under the Plan will give rise to the following tax events for U.S. citizens and residents under current U.S. federal income tax law:
A.
Non-qualified Options. The Awardee will not be subject to tax upon the grant of the Option, and the Company will not be entitled to a tax deduction by reason of such grant. If an Awardee exercises a Non-qualified Option, the difference between the Option Price and the Fair Market Value of the shares on the date of exercise will be treated as taxable compensation to the Awardee. The Company will be entitled to a tax deduction in the amount of and for the taxable year in which such amount is treated as compensation to the Awardee.
B.
Awards of Restricted Stock. Unless the Awardee makes an election under Section 83(b) of the Code, Restricted Stock will not be taxable when issued, and the Company will not be entitled to a deduction at the time of issuance. Any dividends paid to the Awardee prior to the lifting of restrictions are taxable compensation income to the Awardee. When the restrictions are lifted, the Awardee will be treated as receiving taxable compensation in the amount of the excess of the then Fair Market Value over the amount, if any, paid by the Awardee for the shares.
C.
Awards of Deferred Stock. The Award of a right to receive stock at a future date will not have any immediate tax consequence. Any dividends paid to the Awardee prior to the issuance of shares are taxable compensation income to the Awardee. At the time shares of Common Stock are issued under any such Award, the Awardee will be treated as having received taxable compensation. The amount of that income will be the Fair Market Value of one share of Common Stock times the number of shares received. The Company will receive a federal income tax deduction for the same amount as is treated as taxable compensation to the Awardee.

*Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-000586-0301 GC

44 2003 DOW PROXY STATEMENT

Ticket of Admission to the
2003 Annual Meeting of Stockholders
THE DOW CHEMICAL COMPANY c/o EquiServe Trust Company, N.A. P.O. Box 8574 Edison, NJ 08818-8574

Voter Control Number

        Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
1.	Log on to the Internet and go to http://www.eproxyvote.com/dow	OR	1.	Call toll-free 1-877-779-8683
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

Your Dow Annual Report and Proxy Statement are either enclosed or have been delivered to you by email.
Both documents are on: www.dow.com/2003meeting

If you vote over the Internet or by telephone, please do not mail this card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

Your Board of Directors recommends a vote FOR Agenda Items 1, 2, 3 and 4 and AGAINST Item 5.

	FOR ALL	FOR ALL EXCEPT:	WITHHOLD ALL	FOR	AGAINST	ABSTAIN
Agenda Item 1: Election of five Directors:
(01) J. Michael Cook, (02) Willie D. Davis,
(03) Keith R. McKennon, (04) J. Pedro
Reinhard, (05) Paul G. Stern
To withhold authority to vote for a nominee, mark "FOR ALL EXCEPT" and write the nominee's number(s) or name(s) here:				Agenda Item 3: Authorization of the 2003-2013 Employees' Stock Purchase Plan. Agenda Item 4: Authorization of the 2003 Non-Employee Directors' Stock Incentive Plan.
	FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN

Agenda Item 2: Ratification of the appointment of Deloitte & Touche LLP as Dow's independent auditors for 2003.				Agenda Item 5: Stockholder proposal relating to a report on persistent bioaccumulative toxins.
					YES	NO
I will attend the Annual Meeting. I have marked an address change or made comments on this card or an attachment.

Signature:	Date:	Signature:	Date:

Please sign this voting instruction form as the name(s) appears above. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.

The Dow Chemical Company
Ticket of Admission

Midland Center for the Arts
1801 West St. Andrews,
Midland, Michigan
May 8, 2003 — 2 p.m. EDT
Doors open at 12:30 p.m.
Ticket is not transferable.
 Camera and recording devices are not
permitted at the Meeting.	[MAP]

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 8, 2003, at 2 p.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business:

1.
Election of five Directors.
2.
Ratification of the appointment of Deloitte & Touche LLP as Dow's independent auditors for 2003.
3.
Authorization of the 2003-2013 Employees' Stock Purchase Plan.
4.
Authorization of the 2003 Non-Employee Directors' Stock Incentive Plan.
5.
Stockholder proposal relating to a report on persistent bioaccumulative toxins.

The Board of Directors recommends a vote FOR Agenda Items 1-4, and AGAINST Agenda Item 5.

Only stockholders who held shares of record as of the close of business on March 10, 2003, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mailing this form.

2003 Annual Meeting of Stockholders	The Dow Chemical Company

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

  I/We hereby appoint B.H. Franklin, J.M. Ringler and H.T. Shapiro, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 8, 2003, at 2 p.m. EDT and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

  Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR the election of five Directors as listed in Proposal 1, and FOR Agenda Items 2, 3 and 4, and AGAINST Agenda Item 5, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors' recommendations, just sign and date on the reverse side - no voting boxes need to be checked. The Proxy Committee cannot vote your shares unless you sign, date and return this card, or vote electronically as explained on the reverse side.

NOTICE TO PARTICIPANTS IN EMPLOYEE SAVINGS PLANS

  This card also constitutes voting instructions for participants in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan, the Dow AgroSciences Employee Savings Plan and/or the DH Compounding Savings and Retirement Plan ("the Plans"). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to your account at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 8, 2003 AT 2:00 P.M. EDT
VOTING PROCEDURES
  Vote Your Shares in Advance
  Confidential Voting
  Dividend Reinvestment Program Shares and Employees' Savings Plan Shares
  Dow Shares Outstanding
  Proxies on Behalf of the Dow Board
THE BOARD OF DIRECTORS
  Presiding Director
  Board Committees
  Board of Directors' Classes
Agenda Item 1
CANDIDATES FOR ELECTION AS DIRECTOR
CONTINUING DIRECTORS
Agenda Item 2
FEES PAID TO THE INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
Agenda Item 3 AUTHORIZATION OF THE 2003-2013 EMPLOYEES' STOCK PURCHASE PLAN
  Purpose of the Plan
  Eligible Employees
  Stock Price Determination
  No Repricing of Options
  Available Shares and Award Limits
  Additional Plan Components
  Income Tax Status
  New Plan Benefits
  Vote Required
Agenda Item 4 AUTHORIZATION OF THE 2003 NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
  Background
  Components of the Plan
  Available Shares and Award Limits
  Types of Grants
  Amendment of the Plan
  Income Tax Status
  New Plan Benefits
  Vote Required
Agenda Item 5 STOCKHOLDER PROPOSAL Persistent Bioaccumulative Toxins
  Policies on Dioxin and Persistent Toxics
  Proponent's Statement in Support
  Company's Statement and Recommendation
  Vote Required
COMPENSATION OF DIRECTORS
  Directors' Fees
  Deferred Compensation Plan
  1994 Stock Plan (One Remaining Grant)
  1998 Stock Incentive Plan (Discontinued if 2003 Plan Approved)
  2003 Stock Incentive Plan (If Approved)
COMPENSATION TABLES
Summary Compensation Table
Long-Term Incentive Plan Awards in 2002
Aggregated Option Exercises in 2002 and December 31, 2002, Option Values
Option Grants in 2002
Equity Compensation Plan Information
  Equity Compensation Plans Not Previously Presented for Stockholders' Approval
PENSION PLANS
STOCKHOLDER RETURN
  Five-Year Cumulative Total Return
  Ten-Year Cumulative Total Return
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BENEFICIAL OWNERSHIP OF COMPANY STOCK
COMPENSATION COMMITTEE REPORT
  The Committee
  Base Salaries
  Performance Awards (Bonuses)
  Long-Term Incentive Compensation
  Share Ownership Guidelines
  Retirement Agreement
  Policy on Deductibility of Compensation
  Compensation Committee
OTHER GOVERNANCE MATTERS
  Future Stockholder Proposals
  Nominations for Director
  Notification of Future Annual Meeting Business
  Multiple Stockholders with the Same Address
  Copies of Proxy Material and Form 10-K
  Internet Delivery of Proxy Materials
  Stockholder Rights Policy (Poison Pill)
  Other Matters
Appendix A
  Purpose
  Committee Membership
  Meetings
  Committee Authority and Responsibilities
  Limitation of Audit Committee's Role
Appendix B
Appendix C